UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

PATRIOT COAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 2, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Patriot Coal Corporation (“Patriot” or the “Company”), which will be held on Thursday, May 10, 2012, at 10:00 A.M. Central Time, at the Donald Danforth Plant Science Center at 975 North Warson Road, Saint Louis, Missouri 63132.

During this meeting, stockholders will vote on the following items:

1. Election of three Class II Directors for three-year terms;

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3. Approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under Section 14(A)(a)(1) of the Securities Exchange Act of 1934, as amended; and

4. Transact such other business, if any, as lawfully may be brought before the meeting.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on the Company’s operations and responding to stockholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance by mail to the Corporate Secretary at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141 or by e-mail to stockholders.questions@patriotcoal.com. This will help us respond to your questions during the meeting.

Your participation in the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or internet or to complete and return the enclosed proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Patriot. We look forward to seeing you on May 10.

Very truly yours,

Richard M. Whiting
President and Chief Executive Officer

PATRIOT COAL CORPORATION

12312 Olive Boulevard

Saint Louis, Missouri 63141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Patriot Coal Corporation (“Patriot” or the “Company”) will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at the Donald Danforth Plant Science Center at 975 North Warson Road, Saint Louis, Missouri 63132 on Thursday, May 10, 2012, at 10:00 A.M. Central Time, to:

•	Elect three Class II Directors for three-year terms;

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•

Approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under Section 14(A)(a)(1) of the Securities Exchange Act of 1934, as amended; and

•	Transact such other business, if any, as lawfully may be brought before the meeting.

The Company’s Board of Directors has fixed March 15, 2012 as the record date for determining stockholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment thereof. Each share of the Company’s Common Stock is entitled to one vote. As of the record date, there were 92,904,609 shares of Common Stock outstanding.

If you are a stockholder of record of the Company’s Common Stock as of March 15, 2012, you can vote those shares by completing and mailing the enclosed proxy card or by attending the Annual Meeting and voting in person. Stockholders of record also may submit their proxies electronically or by telephone as follows:

•	By visiting the website at www.voteproxy.com and following the voting instructions provided; or

•	By calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States on a touch-tone telephone and following the recorded instructions.

An admittance card or other proof of ownership is required to attend the Annual Meeting. Please retain the top portion of your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask them for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your brokerage statement) to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the internet, or complete, date and sign the enclosed proxy card and return it in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

Jacquelyn A. Jones
Vice President – Associate General Counsel
& Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2012.

THIS PROXY STATEMENT FOR THE ANNUAL MEETING TO BE HELD ON MAY 10, 2012, ALONG WITH OUR ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, IS AVAILABLE FREE OF CHARGE AT HTTP://WWW.AMSTOCK.COM/PROXYSERVICES/VIEWMATERIAL.ASP?CONUMBER=15604.

(i)

PATRIOT COAL CORPORATION

PROXY STATEMENT

FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?

A:	The Board of Directors (the “Board”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) because you are a stockholder of Patriot Coal Corporation (“Patriot” or the “Company”) as of March 15, 2012, the record date. As of the record date, there were 92,904,609 shares of Patriot Common Stock outstanding. Each share of Common Stock is entitled to one vote.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and proxy card were first mailed to stockholders on or about April 2, 2012.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

•	Election of B. R. Brown, Irl F. Engelhardt and John E. Lushefski as Class II Directors;

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	Approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	Any other matter properly introduced at the meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

•	FOR each of the Director nominees (Item 1);

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Item 2); and

•	FOR approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the Exchange Act (Item 3).

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Richard M. Whiting, Mark N. Schroeder and Joseph W. Bean to vote on such matters in their discretion.

Q:	How do I cast a vote?

A:	If you are a stockholder of record or hold stock through the Patriot 401(k) Retirement Plan or Patriot Coal Employee Stock Purchase Plan (the “ESPP”), you may vote using any of the following methods:

•	Via the internet, by visiting the website, www.voteproxy.com, and following the instructions for internet voting on your proxy card;

•	From the United States, Canada or Puerto Rico, by dialing 1-800-PROXIES and following the instructions for telephone voting on your proxy card;

•	By completing and mailing your proxy/voting instruction card; or

•	If you are a stockholder of record, by casting your vote in person at the Annual Meeting.

If you vote over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The telephone and internet voting facilities for stockholders of record of all shares, other than those held in the Patriot 401(k) Retirement Plan and ESPP, close at 10:59 P.M. Central Time on May 9, 2012. The internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm your instructions have been properly recorded. You can find your unique control number on your proxy card.

If you hold shares of the Company’s Common Stock in the Patriot 401(k) Retirement Plan, you will receive a proxy/voting instruction card with respect to all plan shares registered in your name. Voting instructions regarding plan shares must be received by 3:00 P.M. Central Time on May 7, 2012, and all telephone and internet voting facilities with respect to plan shares will close at that time. If you hold shares of the Company’s Common Stock in the ESPP, you will receive a proxy/voting instruction card with respect to all plan shares registered in your name. Voting instructions regarding plan shares must be received by 3:00 P.M. Central Time on May 7, 2012, and all telephone and internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Patriot 401(k) Retirement Plan will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should indicate their voting instructions to Vanguard for each action to be taken under proxy by completing and returning the proxy/voting instruction card, by using the toll-free telephone number or by indicating their instructions over the internet. All voting instructions from plan participants will be kept confidential. Vanguard will vote allocated shares of Company Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which the trustee receives voting instructions.

If you return your signed proxy card or vote by internet or telephone, your shares will be voted as you indicate. If you return a signed proxy card but do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy/voting instruction card will be voted “For” the election of all the Director nominees, or any other person selected by the Board if any nominee is unable to serve, “For” the ratification of the appointment of Ernst & Young LLP and “For” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the Exchange Act.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting separately provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker or nominee allows, submit voting instructions by using the internet address or telephone number provided by your broker or nominee. If you provide specific voting instructions by mail, telephone or internet to your broker or nominee, your broker or nominee will vote your shares as you have directed.

Ballots will be provided at the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership and proxy from your broker and present such confirmation and proxy at the Annual Meeting with your ballot in order to be able to vote your shares in person at the meeting. If you do not receive a confirmation of beneficial ownership from your broker, you must bring proof of share ownership (such as a brokerage statement reflecting your beneficial ownership on the record date) to attend the Annual Meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

•	Submitting a valid, later-dated proxy;

•	Submitting a valid, subsequent vote by telephone or the internet at any time prior to 10:59 P.M. Central Time on May 9, 2012;

•	Notifying the Company’s Corporate Secretary in writing that you have revoked your proxy; or

•	Completing a written ballot at the Annual Meeting.

You can revoke your voting instructions with respect to shares held in the Patriot 401(k) Retirement Plan at any time prior to 3:00 P.M. Central Time on May 7, 2012 by timely delivery of a properly executed, later-dated voting instruction card (or an internet or telephone vote), or by delivering a written revocation of your voting instructions to Vanguard. You can revoke your voting instructions with respect to shares held in the ESPP at any time prior to 3:00 P.M. Central Time on May 7, 2012 by timely delivery of a properly executed, later-dated voting instruction card (or an internet or telephone vote), or by delivering a written revocation of your voting instructions to Computershare Ltd.

Q:	Is my vote confidential?

A:	Yes. All proxies, ballots and vote tabulations that identify how individual stockholders voted will be kept confidential and not be disclosed to the Company’s Directors, officers or employees, except in limited circumstances, including:

•	When disclosure is required by law;

•	During any contested solicitation of proxies; or

•	When written comments by a stockholder appear on a proxy card or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:	If your shares are held in street name by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Under the current rules of the New York Stock Exchange (“NYSE”), if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Ernst & Young LLP as our independent registered public accounting firm (Item 2) is considered to be a discretionary item under the NYSE rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of Directors (Item 1) and approval of the compensation of the Company’s named executive officers, as required by the Exchange Act (Item 3), are considered to be “non-discretionary” items. If you do not instruct your broker how to vote with respect to Items 1 and 3, your broker is not permitted to vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Q:	How will my Company stock in the Patriot 401(k) Retirement Plan be voted?

A:	Vanguard, as the plan trustee, will vote your shares in accordance with your instructions if you send in a completed proxy/voting instruction card or vote by telephone or the internet before 3:00 P.M. Central Time on May 7, 2012. All telephone and internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Company Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which the trustee receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:	Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

Q:	What vote is required to approve the proposals?

A:	In the election of Directors, which is by plurality, certain shares present at the meeting are counted as not voted. These include any shares for which (i) there is a broker non-vote or (ii) the ballot is marked withheld. If a nominee in an uncontested election receives more “Withhold” than “For” votes, the nominee must tender his or her resignation in accordance with our Director Election Procedures. The Board will then determine whether to accept or reject the resignation based on all factors affecting the nominee’s qualifications and contributions to the Company. Our Director Election Procedures can be accessed on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” Information on our website is not considered part of this Proxy Statement. In the vote on the proposal made by the Board to ratify the Company’s independent registered public accounting firm and the advisory vote on the proposal to approve the compensation of the Company’s named executive officers, the vote of a majority of the shares of our Common Stock represented in person or by proxy at the meeting and entitled to vote on the matter is required; abstentions will have the effect of being a vote against the proposal and broker non-votes will have no bearing on the outcome of the proposal.

Q:	What does it mean if I receive more than one proxy card?

A:	It means your shares are held in more than one account at our transfer agent and/or with the brokers holding your shares in their name. Please vote all of your shares.

Q:	Who can attend the Annual Meeting?

A:	All Patriot stockholders as of March 15, 2012 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:	If you are a stockholder of record or a participant in the Patriot 401(k) Retirement Plan or ESPP, your admission card is attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring this confirmation of beneficial ownership to the Annual Meeting. If you do not receive your confirmation of beneficial ownership, please bring proof of share ownership (such as a brokerage statement reflecting your beneficial ownership on the record date) to the Annual Meeting. Otherwise, you will not be able to attend the meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

ELECTION OF DIRECTORS (ITEM 1)

In accordance with the terms of the Company’s certificate of incorporation, as amended, the Board is divided into three classes, with each class serving a staggered three-year term. At this year’s Annual Meeting, the terms of two current Class II Directors, B. R. Brown and John E. Lushefski, are scheduled to expire. In addition, due to recent changes in the composition of the Board, there is an unequal distribution of Directors between the classes. The Company’s certificate of incorporation, as amended, provides that these classes should consist of, as nearly as possible, an equal number of Directors. Accordingly, the Board voted to move Irl F. Engelhardt, Chairman of the Board, from Class III to Class II and has nominated Mr. Engelhardt, along with Mr. Brown and Mr. Lushefski, for re-election at this year’s Annual Meeting as Class II Directors with terms expiring in 2015. Each of the nominees is currently serving as a Director of the Company. All nominees have consented to serve for the new term. Should any one or more of the nominees become unavailable for election, your proxy authorizes us to vote for such other persons, if any, as the Board may recommend. The terms of the Company’s Class I Directors and Class III Directors will expire at the Annual Meetings to be held in 2014 and 2013, respectively.

The Board is responsible for recommending Director nominees who have the experience, qualifications, attributes and skills that are important to an effective Board. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that the nominee should serve as a Director, we also believe that all of our Director nominees have characteristics common to all of our Board members, including integrity, strong professional reputation, a record of achievement and adherence to high ethical standards. Each Director has demonstrated business acumen and an ability to exercise sound judgment, as well as a proven commitment of service to the Company and our Board. We value our Directors’ significant experience on other public company boards of directors and board committees.

Information about the number of shares of Common Stock beneficially owned by each Director appears below under the heading “Ownership of Company Securities.”

The Board recommends that you vote “For” each of the Class II Director nominees named below.

Class II Directors — Terms Expiring in 2015

B. R. BROWN, age 79, has been a Director of the Company since October 2007. Mr. Brown is the retired Chairman, President and Chief Executive Officer of CONSOL Energy, Inc., a domestic coal and gas producer and energy services provider. He served as Chairman, President and Chief Executive Officer of CONSOL and predecessor companies from 1978 to 1998. He also served as a Senior Vice President of E.I. du Pont de Nemours & Co., CONSOL’s controlling stockholder, from 1981 to 1991. Before joining CONSOL, Mr. Brown was a Senior Vice President at Conoco. From 1990 to 1995, he also was President and Chief Executive Officer of Remington Arms Company, Inc.

Mr. Brown has a Bachelor’s degree in Economics from the University of Arkansas. Mr. Brown is currently a director of Delta Trust & Bank and Remington Arms Company, Inc. and its parent, Freedom Group, Inc. He has previously served as a director and Chairman of the Bituminous Coal Operators’ Association Negotiating Committee, Chairman of the National Mining Association (“NMA”), and Chairman of the Coal Industry Advisory Board of the International Energy Agency. Mr. Brown was a director of Peabody Energy Corporation (“Peabody”) from December 2003 until October 2007, when he resigned to join Patriot’s Board.

We believe Mr. Brown’s qualifications to sit on our Board include his experience in the coal industry, his executive leadership of complex organizations and his experience as a director of other companies.

IRL F. ENGELHARDT, age 65, has been a Director of the Company and Chairman of the Board since October 2007, when the Company was spun-off from Peabody and became a separate, publicly-traded company (the “spin-off”). Mr. Engelhardt also served as Executive Advisor to the Company until December 31, 2010. Prior to the spin-off, Mr. Engelhardt served as Chairman and a director of Peabody from 1998 until October 2007. Mr. Engelhardt also served as Chief Executive Officer of Peabody or its predecessors from 1990 through December 2005. After joining a predecessor of Peabody in 1979, he held various officer level positions in executive, sales, business development and administrative areas, including Chairman of Peabody Resources Ltd. (Australia) and Chairman of Citizens Power LLC. He served as Co-Chief Executive Officer and executive director of The Energy Group from 1997 to 1998, Chairman of Suburban Propane Company from 1995 to 1996, Chairman of Cornerstone Construction & Materials from 1994 to 1995 and a director and Group Vice President of Hanson Industries from 1995 to 1996.

Mr. Engelhardt currently serves as a director of The Williams Companies, Inc. He previously served as a director of Valero Energy Corporation (2006 to 2010), Chairman of the Federal Reserve Bank of St. Louis, Chairman of the National Mining Association, the Coal Industry Advisory Board of the International Energy Agency, the Center for Energy and Economic Development and the Coal Utilization Research Council, as well as Co-Chairman of the Coal Based Generation Stakeholders Group.

We believe Mr. Engelhardt’s qualifications to sit on our Board include his more than thirty years of experience in the coal and energy industries, including as the former Chief Executive Officer of Peabody, his executive leadership of significant organizations, management experience with public companies and financial expertise.

JOHN E. LUSHEFSKI, age 56, has been a Director of the Company since October 2007. Since 2005, Mr. Lushefski has been a senior consultant providing strategic, business development and financial advice to public and private companies. He has substantial coal industry experience and a global background in treasury, tax, accounting, strategic planning, information technology, human resources, investor relations and business development. From 1996 until December 2004, he served as Chief Financial Officer of Millennium Chemicals Inc., a NYSE-listed international chemicals manufacturer that was spun off from Hanson PLC. He also served as Senior Vice President & Chief Financial Officer of Hanson Industries Inc. from 1995 to 1996, and as Vice President & Chief Financial Officer of Peabody Holding Company, Inc. from 1991 to 1995. Prior to joining Hanson in 1985, he was an Audit Manager with Price Waterhouse LLP, New York.

Mr. Lushefski is a certified public accountant with a Bachelor’s degree in Business Management/Accounting from Pennsylvania State University. He also has served as a director of Suburban Propane, LP (1996-1999) and Smith Corona Corporation (1995-1996).

We believe Mr. Lushefski’s qualifications to sit on our Board include his coal industry experience, his financial expertise and management expertise with other public companies.

Class I Directors — Terms Expiring in 2014

J. JOE ADORJAN, age 73, has been a Director of the Company since November 2007. Mr. Adorjan is currently Chairman of Adven Capital, a private equity firm, and Chairman of Bates Sales Company, a distributor of industrial power transmission equipment and parts. He has served in these positions since February 2001. From 1995 through December 2000, Mr. Adorjan served as Chairman and Chief Executive Officer of Borg-Warner Security Corporation, a provider of security services. Prior to joining Borg-Warner, Mr. Adorjan served in a number of senior executive capacities with Emerson Electric Co. and ESCO Electronics Corporation, an independent NYSE-listed corporation that was formed in 1990 in connection with the spin-off of Emerson’s government and defense business. He was Chairman and Chief Executive Officer of ESCO from 1990 to 1992. Mr. Adorjan originally joined Emerson in 1968 and served in a number of senior executive capacities, including Executive Vice President of Finance, International, Technology and Corporate Development.

Mr. Adorjan has a Bachelor’s and Master’s degree in Economics from Saint Louis University. Mr. Adorjan serves on the board of trustees of Saint Louis University and Ranken Technical College and is Chairman of The Hungarian-Missouri Educational Partnership. Mr. Adorjan previously served as a director of Rexel Corporation (2008-2011) and Thermadyne Holdings Corporation (2005-2010) where he served as lead director and as a member of the audit and compensation committees.

We believe Mr. Adorjan’s qualifications to sit on our Board include his experience as an executive leader of complex organizations and experience as a director of other companies.

JANIECE M. LONGORIA, age 58, has been a director of the Company since January 2011. Ms. Longoria has been a partner in the law firm of Ogden, Gibson, Broocks, Longoria & Hall L.L.P. in Houston, Texas since 1997.

Ms. Longoria has a Bachelor’s degree and a Juris Doctorate degree from the University of Texas. Ms. Longoria currently serves as a commissioner of the Port of Houston Authority and serves as a director of CenterPoint Energy, Inc. She previously served as Treasurer and a director of the Houston Convention Center Hotel Corporation (1999-2004) and as a member of The University of Texas System Board of Regents.

We believe Ms. Longoria’s qualifications to sit on our Board include her significant legal experience and background as well as her experience as a director of other companies.

MICHAEL M. SCHARF, age 64, has been a Director of the Company since November 2007. Mr. Scharf served as Executive Director, Global Financial Services for Bunge Limited, a global agribusiness and food company (“Bunge”) from January 2010 to July 2011. Previously he was Senior Vice President and Chief Financial Officer of Bunge North America and served in that position from 1990 through 2009. He also served as Bunge’s representative on the board of that company’s biofuels joint ventures. He was previously Senior Vice President and Chief Financial Officer of Peabody Holding Company, Inc. from 1978 to 1990 and Tax Manager at Arthur Andersen & Co. from 1969 to 1978.

Mr. Scharf has a Bachelor’s degree in Accounting from Wheeling Jesuit University and is a certified public accountant. Mr. Scharf currently serves as a director of Renewable Energy Group, Inc.

We believe Mr. Scharf’s qualifications to sit on our Board include his management experience with global companies, his financial expertise and his coal industry experience.

Class III Director Nominees — Terms Expiring in 2013

RICHARD M. WHITING, age 57, has been a Director of the Company since October 2007. Mr. Whiting has served as Chief Executive Officer of the Company since the spin-off. He also served as President of the Company from the time of the spin-off until July 23, 2008, when the Company consummated the acquisition (the “Merger”) of Magnum Coal Company (“Magnum”), and then again from September, 2010 until the present time.

Mr. Whiting joined Peabody’s predecessor company in 1976 and held a number of operations, sales and engineering positions at both the corporate offices and at field locations. Prior to the spin-off, Mr. Whiting was Peabody’s Executive Vice President & Chief Marketing Officer from May 2006 to October 2007, with responsibility for all marketing, sales and coal trading operations, as well as Peabody’s joint venture relationships. He previously served as President & Chief Operating Officer and as a director of Peabody from 1998 to 2002. He also served as Executive Vice President — Sales, Marketing & Trading from 2002 to 2006, and as President of Peabody COALSALES Company from 1992 to 1998.

Mr. Whiting holds a Bachelor’s degree in Mining Engineering from West Virginia University. Mr. Whiting currently serves as a member of the Executive Committee of the NMA, Chairman of the NMA’s Audit and Finance Committee, and COALPAC Chairman. He is also currently a trustee of the Society of Mining Engineers Foundation. He is the former Chairman of NMA’s Safety and Health Committee, the former Chairman of the Bituminous Coal Operators’ Association, and a past board member of the National Coal Council.

We believe Mr. Whiting’s qualifications to sit on our Board include his more than thirty years of experience in the coal industry, his leadership and knowledge of the Company and its former parent, as well as his extensive management experience.

MICHAEL P. JOHNSON, age 64, has been a Director of the Company since July 2008. Mr. Johnson has been the President & Chief Executive Officer of J&A Group, a business consulting and investment company, since 2008. He previously served as Senior Vice President and Chief Administrative Officer of The Williams Companies, Inc., a NYSE-listed natural gas producer, processor and transporter, from 1998 to 2008. From 1991 to 1998, Mr. Johnson served in various officer-level positions for Amoco Corporation, including Vice President of Human Resources.

Mr. Johnson holds a Bachelor’s degree from North Carolina Central University and is a graduate of the Advanced Executive Program at the Kellogg School of Business at Northwestern University. Mr. Johnson currently serves as a director of QuikTrip Corporation, Buffalo Wild Wings Inc. and CenterPoint Energy, Inc. Mr. Johnson also serves on the boards of several universities and charitable organizations.

We believe Mr. Johnson’s qualifications to sit on our Board include his management experience in the energy industry and his experience with strategic development and human resources functions.

ROBERT O. VIETS, age 68, has been a Director of the Company since November 2007. Mr. Viets is the former President, Chief Executive Officer and director of CILCORP, Inc., a NYSE-listed holding company which owned a regulated electric and natural gas utility (CILCO) in central Illinois. Mr. Viets served in this capacity from 1988 until 1999, when CILCORP was acquired by AES Corporation. He also served as Chief Financial Officer during his 26-year career at CILCORP. Prior to joining CILCORP, Mr. Viets was an auditor with Arthur Andersen & Co. Following his career at CILCORP, Mr. Viets has provided consulting services to regulated energy and communication businesses.

Mr. Viets has a Bachelor’s degree in Economics from Washburn University (Topeka) and a Juris Doctorate degree from Washington University School of Law. He is also a certified public accountant. He has served as a director of, among other companies, RLI Corp., a specialty property and casualty insurer (1993-present), Consumers Water Company, a Maine-based regulated water utility (1996-1998) and Philadelphia Suburban Corp., now Aqua America, Inc. (1998-2001), including serving as a member of the audit committees at RLI Corp. and Philadelphia Suburban Corp.

We believe Mr. Viets’ qualifications to sit on our Board include his experience with electric and gas utilities, his executive leadership of significant organizations and his financial expertise.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the NYSE, the Board will evaluate the independence of its members at least annually and at other appropriate times when a change in circumstances could potentially impact a director’s independence or effectiveness (e.g., in connection with a change in employment status or other significant events). This process is administered by the Nominating & Governance Committee which consists entirely of Directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with the Company and management, the Nominating & Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each Director.

In making independence determinations, the Nominating & Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, (2) the significance of the relationship to the Company, the other organization and the individual Director, (3) whether or not the relationship is solely a business relationship in the ordinary course for the Company and the other organization and does not afford the Director any special benefits and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired more than three years ago to be immaterial.

After considering the standards for independence adopted by the NYSE and various other factors as described herein, the Board has determined that all Directors other than Mr. Engelhardt and Mr. Whiting are independent. None of the Company’s Directors, other than Mr. Whiting, receives any compensation from the Company other than customary director and committee fees. Mr. Engelhardt, Chairman of the Board, was Executive Advisor to the Company until December 31, 2010 and received salary and other compensation pursuant to his employment.

The Board has determined that Mr. Adorjan, Mr. Brown, Ms. Longoria, Mr. Lushefski, Mr. Johnson and Mr. Viets have no relationship with the Company, other than serving as Directors of the Company, and are therefore independent.

The Board has also determined that Mr. Scharf is independent after evaluating Bunge’s relationship with the Company and concluding that such relationship is immaterial. Mr. Scharf served as the Executive Director, Global Financial Services for Bunge from January 2010 to July 2011. During fiscal year 2010 and 2011, Bunge paid the Company $898,871 and $2,389,197, respectively, pursuant to a coal supply agreement with the Company. The Board has concluded that this relationship is not material since the coal supply agreement was entered into between the Company and Bunge on the same general terms and conditions as other large, industrial customers. The Company’s Directors did not solicit this commercial relationship and were not involved in any related discussions or deliberations.

Board Attendance and Executive Sessions

The Board met eight times in 2011, with Mr. Engelhardt serving as Chairman at all meetings. During that period, each Director attended at least 75 percent of the aggregate number of meetings of the Board and the committees on which such Director served. All Directors achieved an overall average Board and committee attendance of 98 percent.

Mr. Engelhardt chairs executive sessions of the Board when only non-management Directors are present. The independent Directors also meet in executive session at each regularly scheduled Board meeting and at other times deemed appropriate by the Board. Executive sessions of independent Directors are chaired by the Chairpersons of the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating & Governance Committee on a rotating basis.

Board Leadership Structure

We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board.

Board Oversight of Risk and Committees of the Board of Directors

The Board has appointed five standing committees from among its members to assist it in carrying out its obligations. These committees are the Audit Committee, Compensation Committee, Executive Committee, Finance Committee and Nominating & Governance Committee. The Board is actively involved in oversight of risks that could affect the Company. The Board delegates oversight of specific risks through the committees of the Board, as disclosed in the descriptions of the committees below and further described in the charters of each committee. The Board satisfies its oversight responsibility by receiving full reports from each Committee Chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Each standing committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of each committee charter can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Committee Charters” and is available in print to any stockholder, without charge, upon request. Information on our website is not considered part of this Proxy Statement. A description of each committee and its current membership follows:

Audit Committee

The members of the Audit Committee are Robert O. Viets (Chair), J. Joe Adorjan, John E. Lushefski and Michael M. Scharf. The Board has affirmatively determined that, in its judgment, all members of the Audit Committee are independent under NYSE and SEC rules. The Board also has determined that each of Mr. Viets, Mr. Adorjan, Mr. Lushefski and Mr. Scharf is an “audit committee financial expert” under SEC rules.

The Audit Committee met nine times during 2011. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to accounting matters, financial reporting and legal and regulatory compliance by overseeing:

•	The quality and integrity of the Company’s financial statements and financial reporting processes;

•	The Company’s systems of internal accounting and financial controls and disclosure controls;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of the Company’s internal audit function and independent registered public accounting firm; and

•	Compliance with legal and regulatory requirements and codes of conduct, as applicable.

The primary responsibilities of the Audit Committee include:

•	Appointing the Company’s independent registered public accounting firm, which reports directly to the Audit Committee;

•	Approving all audit engagement fees and terms and all permissible non-audit engagements with the Company’s independent registered public accounting firm;

•

Ensuring that the Company maintains an internal audit function, reviewing the appointment of the senior internal audit team and/or provider and approving the terms of engagement for the internal audit provider;

•

Meeting on a regular basis with the Company’s financial management, internal audit management and independent registered public accounting firm to review matters relating to the Company’s internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to the Company’s financial condition;

•

Overseeing the Company’s financial reporting process and reviewing in advance of filing or issuance the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings press releases;

•

Reviewing the Company’s guidelines and policies with respect to risk assessment and risk management, and monitoring the Company’s major financial risk exposures and steps management has taken to control such exposures; and

•	Providing regular reports to the Board regarding the activities and recommendations of the Audit Committee.

Compensation Committee

The current members of the Compensation Committee are Michael P. Johnson (Chair), J. Joe Adorjan, B. R. Brown and Robert O. Viets. The Board has affirmatively determined that, in its judgment, all members of the Compensation Committee are independent under rules established by the NYSE. Each member of the Compensation Committee is also an “outside” Director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” Director within the meaning of Rule 16b-3 of the Exchange Act.

The Compensation Committee met eight times during 2011. The Compensation Committee’s primary purpose is to provide assistance to the Board in fulfilling its oversight responsibility relating to employment policies and the Company’s compensation and benefits plan design. The Compensation Committee’s responsibilities include:

•

Reviewing and approving, on an annual basis, corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board, determining and approving the CEO’s compensation levels based on this evaluation;

•	Reviewing with the CEO, on an annual basis, the performance of the Company’s executive officers and making recommendations to the Board with respect to the compensation plans for such officers;

•

Reviewing and approving, on an annual basis, the CEO’s and other executive officers’ base salary, annual bonus awards and long-term incentive opportunity and as appropriate, employment agreements, severance agreements, change of control provisions and any special supplemental benefits;

•

Reviewing and assessing risks arising from the Company’s compensation policies and practices for its employees and whether any such risks are reasonably likely to have a material adverse effect on the Company;

•	Evaluating say on pay resolutions and recommending to the Board the frequency on which the Company should seek approval on say on pay;

•	Overseeing the Company’s annual and long-term incentive programs;

•	Periodically assessing the Company’s non-employee Director compensation program and, when appropriate, recommending modifications for Board consideration;

•	Reviewing and making recommendations to the Board in conjunction with the CEO, as appropriate, with respect to succession planning and management development; and

•	Providing regular reports to the Board regarding the activities and recommendations of the Compensation Committee.

Further information regarding the Company’s processes and procedures for the consideration and determination of compensation for the executive officers included in the 2011 Summary Compensation Table on page 34 (the “named executive officers”) and non-employee Directors may be found in “Executive Compensation — Compensation Discussion and Analysis” and “Director Compensation,” respectively.

Executive Committee

The members of the Executive Committee are Richard M. Whiting (Chair), B. R. Brown and Irl F. Engelhardt. The Executive Committee met once during 2011.

When the Board is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to:

•	Amending the Company’s certificate of incorporation and bylaws;

•	Adopting an agreement of merger or consolidation;

•	Recommending to stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets;

•	Recommending to stockholders the dissolution of the Company or revocation of any dissolution;

•	Declaring a dividend;

•	Issuing stock;

•	Appointing members of Board committees; and

•	Changing major lines of business.

Finance Committee

The current members of the Finance Committee are John E. Lushefski (Chair), B. R. Brown, Irl F. Engelhardt, Janiece M. Longoria and Michael M. Scharf.

The Finance Committee met five times during 2011. The Finance Committee’s primary purpose is to provide assistance to the Board in fulfilling its oversight responsibility relating to corporate finance functions. The Finance Committee’s responsibilities include:

•	Overseeing the development and execution of the Company’s financial strategies, plans and policies;

•	Reviewing and recommending to the Board key financial components of the Company’s annual budget;

•	Reviewing and recommending to the Board individual non-budgeted commitments of the Company in excess of the CEO’s authority limits;

•	Reviewing and recommending to the Board certain financing activities having an aggregate value in excess of the CEO’s authority limits;

•	Reviewing and monitoring the Company’s legacy costs and retirement programs;

•	Reviewing and monitoring the insurance policies and programs of the Company;

•	Overseeing the Company’s tax planning and compliance strategies and tax return filing positions;

•	Reviewing and assessing risks related to the foregoing and whether any such risks are reasonably likely to have a material adverse effect on the Company; and

•	Providing regular reports to the Board regarding the activities and recommendations of the Finance Committee.

Nominating & Governance Committee

The current members of the Nominating & Governance Committee are Michael M. Scharf (Chair), Michael P. Johnson, Janiece M. Longoria and John E. Lushefski. The Board has affirmatively determined that, in its judgment, all members of the Nominating & Governance Committee are independent under rules established by the NYSE.

The Nominating & Governance Committee met five times during 2011. The Nominating & Governance Committee’s primary purpose is to provide assistance to the Board in fulfilling its oversight responsibility relating to corporate governance practices. The Nominating & Governance Committee’s responsibilities include:

•	Identifying, evaluating and recommending qualified candidates for election to the Board;

•	Advising the Board on matters related to corporate governance;

•	Assisting the Board in conducting its annual assessment of Board performance;

•	Recommending the structure, composition and responsibilities of other Board committees;

•	Advising the Board on matters related to corporate social responsibility;

•	Ensuring the Company maintains an effective orientation program for new Directors and a continuing education and development program to supplement the skills and needs of the Board;

•	Monitoring compliance with the Company’s corporate compliance program and Code of Business Conduct and Ethics;

•

Reviewing and assessing risks arising from the Company’s corporate governance policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company; and

•	Providing regular reports to the Board regarding the activities and recommendations of the Nominating & Governance Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), other standards of the Public Company Accounting Oversight Board (United States) (PCAOB), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters contained in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the year ended December 31, 2011 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, including internal control over financial reporting and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2011 filed by the Company with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

The Audit Committee is governed by a charter (available at www.patriotcoal.com). The Committee held nine meetings during fiscal year 2011. The Committee is comprised solely of independent Directors as defined by the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

MEMBERS OF THE AUDIT COMMITTEE:

ROBERT O. VIETS, AUDIT COMMITTEE CHAIRMAN J. JOE ADORJAN, AUDIT COMMITTEE MEMBER JOHN E. LUSHEFSKI, AUDIT COMMITTEE MEMBER MICHAEL M. SCHARF, AUDIT COMMITTEE MEMBER

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the spin-off, including for the fiscal years ended December 31, 2011 and 2010.

The following fees were paid to Ernst & Young for services rendered during the Company’s fiscal years 2011 and 2010:

•

Audit Fees:    Audit fees billed (or billable) to the Company by Ernst & Young with respect to the fiscal years ended December 31, 2011 and December 31, 2010 were $1,375,098 and $1,414,100, respectively. Fiscal year audit fees include professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Forms 10-Q and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for the fiscal year.

•

Audit-Related Fees:    Audit-related fees billed by Ernst & Young with respect to the fiscal years ended December 31, 2011 and December 31, 2010 were $97,000 and $22,000, respectively. Fiscal year audit-related fees include professional fees rendered for the audit of the Company’s benefit plans, matters relating to accounting for the Company’s selenium water treatment requirements, SEC comment letter responses, coal reserve swap transactions and due diligence services associated with acquisitions and divestitures.

•

Tax Fees:    There were no tax fees billed by Ernst & Young with respect to the fiscal year ended December 31, 2011. Tax fees billed by Ernst & Young with respect to the fiscal year ended December 31, 2010 were $43,572, related to the review of company-prepared calculations and preparation of related federal and state tax returns.

•	All Other Fees: There were no other fees billed by Ernst & Young with respect to the fiscal years ended December 31, 2011 or December 31, 2010.

Under procedures established by the Board, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services include audit services, audit-related services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews the amount of all billings submitted by the independent registered public accounting firm on a regular basis to ensure that the firm’s services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under Company policy and/or applicable rules and regulations, the Company’s independent registered public accounting firm is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission, and (12) tax services to an officer of the Company whose role is in a financial oversight capacity.

CORPORATE GOVERNANCE MATTERS

Good corporate governance is a priority at Patriot. The Company’s key governance practices are outlined in its Corporate Governance Guidelines, committee charters and Code of Business Conduct and Ethics. These documents can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” and then “Corporate Governance,” and are available in print to any stockholder, without charge, upon request. Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to the Company’s Directors, CEO, Chief Financial Officer (“CFO”), Controller and other Company personnel. Any updates or amendments to the Code of Business Conduct and Ethics, and any waiver that applies to a Director or executive officer, will also be posted on the website.

The Nominating & Governance Committee of the Board is responsible for reviewing the Corporate Governance Guidelines annually and reporting and making recommendations to the Board concerning corporate governance matters.

Stockholder Communications with the Board of Directors

The Board has adopted the following procedures for stockholders and other interested persons to send communications to the Board, individual Directors and/or committee chairs who chair the executive sessions of the Board on a rotating basis (collectively, “Stockholder Communications”).

Stockholders and other interested persons seeking to communicate with the Board should submit their written comments to the Chairman, Patriot Coal Corporation, 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141. The Chairman will forward such Stockholder Communications to each member of the Board (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Stockholder Communication is addressed to a specific individual Director or Committee Chair (excluding routine advertisements and business solicitations), the Chairman will forward that communication to the named Director, and will discuss with that Director whether the full Board and/or one of its committees should address the subject matter.

If a Stockholder Communication raises concerns about the ethical conduct of management or the Company, it should be sent directly to the Corporate Secretary at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141. The Corporate Secretary will promptly forward a copy of such Stockholder Communication to the Chairman of the Audit Committee and, if appropriate, the Company’s Chairman, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate Board committee, management and/or by the full Board.

If a stockholder or other interested person seeks to communicate exclusively with the Company’s non-management Directors, such Stockholder Communication should be sent directly to the Corporate Secretary who will forward any such Stockholder Communication directly to the Chair of the Nominating & Governance Committee. The Corporate Secretary will first consult with and receive the approval of the Chair of the Nominating & Governance Committee before disclosing or otherwise discussing the Stockholder Communication with members of management or Directors who are members of management.

At the direction of the Board, the Company reserves the right to screen all materials sent to its Directors for potential security risks, harassment purposes or routine solicitations.

Stockholders will have an opportunity to communicate with the Board at the Company’s Annual Meeting. Pursuant to Board policy, each Director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. All of our Directors attended the 2011 Annual Meeting in person.

The Chairman shall be the spokesman for the Board except in circumstances where the inquiry or comment is about the Chairman. In such instances, the Chairman of the Nominating  & Governance Committee shall become the spokesman.

Overview of Director Nominating Process

The Board believes that one of its primary goals is to advise management on strategy and to monitor the Company’s performance. The Board also believes that the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills and who are available for appropriate periods of continuous service, thereby enhancing their ability to thoroughly understand and oversee the Company’s business and long-term strategies. As such, current Board members possess a wide array of skills and experience in the coal industry, related energy industries and other important areas. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving the best interests of the Company and all of its stockholders.

The Nominating & Governance Committee (“Committee”) is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will consider director candidates submitted by stockholders. In accordance with the Company’s bylaws, any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•

A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described below;

•	A description of any arrangements or understandings between the stockholder and the candidate;

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board; and

•	Other information as specified in the Company’s bylaws.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will maintain copies of such materials for future reference by the Committee.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate.

Criteria for Director Nominations

General criteria for the nomination of director candidates include experience and successful track record, integrity, skills, ability to make analytical inquiries, understanding of the Company’s business environment, willingness to devote adequate time to director duties and diversity (although no formal policy exists, considered along with the aforementioned factors), all in the context of the perceived needs of the Board at that time.

Pursuant to its charter, the Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Director candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

•

Candidates should possess broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting or administration;

•

Candidates should possess the highest personal and professional ethics, integrity and values. Candidates also should be committed to representing the long-term interests of the Company and its stockholders;

•	Candidates should have an inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

•	Candidates need to possess expertise that is useful to the Company and complementary to the background and experience of the other Board members; and

•	Candidates need to be willing to devote sufficient time to Board and committee activities and to enhance their knowledge of the Company’s business, operations and industry.

The Committee will consider candidates submitted by a variety of sources (including, without limitation, incumbent directors, stockholders, Company management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each Director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, and outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. When appropriate, the Committee also will consider potential nominees submitted by stockholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Committee Chair, or another Director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidates and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process will produce highly qualified, independent Board members. However, the Committee may choose, from time to time, to use additional resources after determining that such resources could enhance a particular director search.

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 15, 2012 with respect to persons or entities who are known to beneficially own more than five percent of the Company’s outstanding Common Stock, each Director, each named executive officer and all Directors and executive officers as a group.

Common Stock Ownership of Certain Beneficial Owners, Directors and Management

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class (3)
BlackRock, Inc.(4)	8,062,415		8.82%
State Street Corporation(5)	5,181,581		5.70%
The Vanguard Group, Inc.(6)	4,606,347		5.04%
J. Joe Adorjan	38,094	(7)	*
Robert W. Bennett	130,156	(8)	*
B. R. Brown	38,532	(9)	*
Charles A. Ebetino, Jr.	243,955		*
Irl F. Engelhardt	450,677	(10)	*
Bennett K. Hatfield	121,889		*
Michael P. Johnson	20,420	(7)	*
Janiece M. Longoria	7,252	(11)	*
John E. Lushefski	27,094	(7)	*
Michael M. Scharf	30,094	(9)	*
Mark N. Schroeder	277,770		*
Robert O. Viets	38,759	(7)(12)	*
Richard M. Whiting	994,220	(13)	1.07%
All Directors and Executive Officers as a group (15 people)	2,642,355		2.82%

(1)	Amounts shown for five percent owners are based on the latest available filings on Form 13G or other relevant filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Includes shares of restricted stock that remain unvested as of March 15, 2012 as follows: Mr. Bennett, 64,245 shares; Mr. Ebetino, 55,318 shares; Mr. Hatfield, 91,889 shares; Mr. Schroeder, 38,598 shares; Mr. Whiting, 109,943 shares; and other executive officers, 66,794 shares.

(2)	Includes shares issuable pursuant to stock options exercisable within 60 days after March 15, 2012, as follows: Mr. Bennett, 12,692 shares; Mr. Ebetino 95,706 shares; Mr. Schroeder, 75,268 shares; Mr. Whiting, 358,985 shares; and other executive officers, 62,581 shares.

(3)	An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(4)	BlackRock, Inc., with an address at 40 East 52nd Street, New York, NY 10022, has sole power to vote or to direct the vote of 8,062,415 shares and sole power to dispose or to direct the disposition of 8,062,415 shares. The information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 10, 2012, in which it reported voting and dispositive power as of December 31, 2011.

(5)	State Street Corporation, with an address at One Lincoln Street, Boston, MA 02111, has the sole power to vote or to direct the vote of 5,181,581 shares and the shared power to dispose or to direct the disposition of 5,181,581 shares. The information is based on a Schedule 13G filed with the SEC by State Street Corporation on February 10, 2012, in which it reported voting and dispositive power as of December 31, 2011.

(6)	The Vanguard Group, Inc., with an address at 100 Vanguard Blvd., Malvern, PA 19355, has the sole power to vote or to direct the vote of 127,386 shares, the sole power to dispose or to direct the disposition of 4,478,961 shares and the shared power to dispose or to direct the disposition of 127,386 shares. The information is based on a Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 9, 2012, in which it reported voting and dispositive power as of December 31, 2011.

(7)	Includes 7,698 shares of Common Stock represented by an equal number of Deferred Stock Units which were granted on January 4, 2010 and January 3, 2011 and vested on January 4, 2011 and January 3, 2012, respectively, but not yet distributed in accordance with the applicable reporting person’s election. The named Director has the immediate right to receive such shares if he ceases to be a Director of the Company due to death or disability or if a change of control occurs.

(8)	Includes 68 shares of Common Stock held in a custodial account.

(9)	Includes 17,626 shares of Common Stock represented by an equal number of Deferred Stock Units which were granted on January 30, 2009, January 4, 2010 and January 3, 2011 and vested on January 2, 2010, January 4, 2011 and January 3, 2012, respectively, but not yet distributed in accordance with the applicable reporting person’s election. The named Director has the immediate right to receive such shares if he ceases to be a Director of the Company due to death or disability or if a change of control occurs.

(10)	Includes 1,480 shares of Common Stock held by Mr. Engelhardt’s spouse and 5,911 shares of Common Stock represented by an equal number of Deferred Stock Units which were granted on January 3, 2011 and vested on January 3, 2012, but not yet distributed in accordance with Mr. Engelhardt’s election. Mr. Engelhardt has the immediate right to receive such shares if he ceases to be a Director of the Company due to death or disability or if a change of control occurs.

(11)	Includes 6,252 shares of Common Stock represented by an equal number of Deferred Stock Units which were granted on January 27, 2011 and vested on January 27, 2012, but not yet distributed in accordance with Ms. Longoria’s election. Ms. Longoria has the immediate right to receive such shares if she ceases to be a Director of the Company due to death or disability or if a change of control occurs.

(12)	Includes 820 shares of Common Stock held by Mr. Viets’ spouse.

(13)	Includes 60,800 shares held in a limited partnership. Mr. Whiting’s spouse is the managing member of the limited liability company which is the general partner of the limited partnership and thus has sole voting and investment power with respect to the 60,800 shares held in the limited partnership. Mr. Whiting, through a trust, has a 99.9 percent ownership interest in the limited partnership.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and Directors and persons beneficially holding more than ten percent of the Company’s Common Stock are required under the Exchange Act to file reports of ownership and changes in ownership of Company Common Stock with the SEC. The Company files these reports of ownership and changes in ownership on behalf of its executive officers and Directors. To the best of the Company’s knowledge, based solely on its review of the copies of such reports and amendments thereto furnished to the Company during the fiscal year ended December 31, 2011, filings with the SEC and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion of Patriot’s executive compensation philosophy and guiding principles provides the framework within which compensation programs are developed at Patriot.

Primary Objectives

Compensation and benefits programs are an important part of the Company’s employment relationship, which also includes challenging and rewarding work, personal growth and career development opportunities. The primary objectives of the Company’s executive compensation program are to attract, retain and motivate key executive officers to enhance long-term profitability and stockholder value, and to reward the achievement of business results through the delivery of competitive pay and incentive programs.

Guiding Principles

In August 2011, the Compensation Committee determined that since nearly four years had passed since the spin-off and because there was a need for more transparency regarding the Compensation Committee’s decision-making processes, particularly in light of recent legislative and regulatory developments dealing with executive compensation, it would review the Company’s executive compensation philosophy, design and practices to assure that they were aligned with the articulated business strategy. That review produced the following guiding principles, so as to ensure a common understanding of the Company’s executive compensation program among the Compensation Committee and Patriot management:

•

The Company’s compensation programs are designed to drive the Company’s business strategy and objectives and create stockholder value, consistent with an acceptable risk profile and through legal and ethical means. To that end, a significant portion of pay will be incentive compensation, with payouts demonstrably tied to performance and paid only when performance can be reasonably assessed.

•

Total compensation should be attractive to executive officers, affordable to the Company, proportional to the executive officer’s contribution, and fair to stockholders and employees, while providing payouts clearly aligned with actual performance.

•

The Compensation Committee will exercise oversight over the Company’s executive compensation programs and practices. To effectively fulfill this role, the Compensation Committee shall consist of independent members who are experienced and knowledgeable about the Company’s business. The Compensation Committee, in the exercise of its oversight, may choose to seek advice from its independent compensation consultant or other advisors.

•	The Company’s compensation programs and practices will be transparent, understandable, and effectively communicated to stockholders.

These guiding principles are reflected in the following executive pay practices followed by the Compensation Committee:

Principle	Company Practice
Pay-for-Performance	Compensation programs should support and reinforce a pay-for-performance culture. To achieve this objective, we will provide our executives with competitive, market-based compensation that emphasizes financial, operational and individual performance.

Competitive Positioning

Competitive compensation and benefit programs are critical to attracting, motivating and retaining executives. We target total direct compensation (i.e., the combination of base salary and short-term and long-term incentives) at the 50th percentile of market for comparable positions at peer companies in our industry and other selected companies, as appropriate. Executives are also given opportunities to earn higher levels based upon experience and performance. Competitiveness will be measured relative to a defined comparator group.

In addition, the Compensation Committee from time to time may utilize retention programs to ensure the retention of key employees.

Flexibility	While the Compensation Committee takes market data into account in its determinations, it does not apply such data or the above-described targets rigidly. Rather, the Compensation Committee will exercise discretion in determining compensation actions above or below the 50th percentile when necessary based on individual qualifications (e.g., experience, tenure, responsibility and performance), extraordinary changes in the economy, unusual events, or overall Company performance.

Affordability	Compensation and benefits must be affordable to the Company over the medium- to long-term.

Desired Behaviors	Compensation and benefit programs should support the Company’s business performance objectives, but also serve to reinforce the Company’s values and desired management behaviors (e.g., safety, leadership and people development).

Delivery Effectiveness	Clearly defined metrics are developed for compensation programs that are aligned with the Company’s strategy and financial/operating performance. These metrics will be designed and utilized to measure and improve business results.

Alignment	Equity awards will be used to align executive actions with long-term management goals, providing rewards consistent with the creation of stockholder value. Our key executives will also be subject to stock ownership guidelines because the Board of Directors believes these executives should acquire and retain a significant amount of Company stock to further align their interests with stockholders.

Tax Efficiency	The Compensation Committee considers its primary goal to design compensation strategies that further the economic interests of the Company and its stockholders. Executive compensation programs will therefore be delivered in a manner that is tax-effective (for Section 162(m) and other purposes) to the Company and employees as far as practicable. In certain cases, the Committee may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The Committee therefore retains the ability to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.

Clawback Policy	The Company will maintain a clawback policy consistent with applicable legal requirements and good governance practices.

The Compensation Committee will regularly review the executive compensation philosophy and guiding principles in light of changing market and business conditions, and retains the flexibility to make adjustments as appropriate in order to better align compensation with the interests of the Company and its stockholders.

Key Considerations for 2011

In 2011, the Company delivered solid financial results, as it achieved higher pricing and expanded its metallurgical coal volume. The Company’s revenues of $2.4 billion were $367 million higher than 2010, led by strong metallurgical coal pricing. EBITDA for the year ended December 31, 2011 increased $34.9 million, or 25 percent, to $176.7 million as compared with $141.8 million for the corresponding period last year. For a reconciliation of 2011 EBITDA to U.S. generally accepted accounting principles (GAAP) financial measures, please see page F-38 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. EBITDA has steadily increased each year since Patriot became a public company. The Company ended the year with $415 million of available liquidity, including $194 million in cash, a level comparable to last year-end. Patriot again achieved record safety results in 2011. This marks the fifth consecutive decline in Patriot’s accident rate since becoming a public company. The Compensation Committee believes that the Company’s performance-based executive compensation programs, as described in more detail below, provide incentives that are aligned with the best interests of the Company’s stockholders and have facilitated the Company’s performance.

Roles of the Compensation Committee & the Compensation Consultant

The Compensation Committee is comprised entirely of independent directors and is responsible for the review and approval of the compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for monitoring the performance of the Company’s executive officers and evaluating and approving the Company’s executive compensation plans, policies and programs, including equity compensation, deferred compensation, perquisites, employment agreements, severance arrangements, retirement and other post-employment benefits and change-in-control benefits (in each case, as and when appropriate). In addition, the Compensation Committee oversees the Company’s annual and long-term incentive plans and programs. For more information regarding the responsibilities of the Compensation Committee, see page 11 of this Proxy Statement.

The Compensation Committee makes recommendations to the Board regarding the CEO’s compensation, including base salary, annual incentive and long-term incentive compensation and benefits, which recommendations are subject to the approval of the independent members of the Board. The Compensation Committee and the other independent members of the Board also review and approve corporate goals and objectives relevant to such compensation and evaluate the CEO’s performance in light of those goals and objectives.

Under its charter, which can be found on the Company’s website (www.patriotcoal.com), the Compensation Committee has the sole authority to engage the services of outside advisors, experts and others to assist the Compensation Committee in fulfilling its duties. The Compensation Committee engaged Towers Watson, referred to herein as the “Consultant,” during 2011 to provide compensation consulting advice to the Compensation Committee. The Consultant, which is independent and reports directly to the Compensation Committee, provided the committee with advice concerning the types and levels of compensation to be paid to the CEO and the other executive officers of Patriot, including market compensation data on base pay and annual and long-term incentives. In addition, the Consultant analyzed the mix of pay elements, reviewed executive employment agreements and examined and reported on share usage and dilution, incentive plan design and metrics, and current executive compensation and regulatory trends that were relevant to Patriot. With the approval of the Compensation Committee, the Consultant also provided certain healthcare consulting services to the Company in 2011.

The Compensation Committee took into account the affirmative stockholder advisory vote on executive compensation at the Company’s 2011 annual meeting of stockholders and incorporated that as one of many factors it considered in connection with the discharge of its responsibilities. A substantial majority (95 percent) of the Company’s stockholders approved the compensation program described in the proxy statement for the Company’s 2011 annual meeting of stockholders. As a result, the Compensation Committee did not make any changes in the general structure of the Company’s executive compensation program. The Compensation Committee will continue to consider the results for stockholder advisory votes on executive compensation in future years when making compensation decisions for the Company’s executive officers.

Benchmarking Process

For 2011, the Compensation Committee considered two peer groups, as well as broader market survey data, to compare compensation levels, elements, mix and trends in order to ensure that Patriot’s compensation programs are competitive and appropriate. The survey data was examined in conjunction with the data from both the primary and secondary peer groups, with the primary peer group of publicly-traded coal companies being the principal reference point. The secondary peer group of other publicly held companies of similar size (based on revenues) and in similar industries was used to validate data from the primary peer group.

The primary peer group, at the beginning of 2011, consisted of nine publicly-traded coal companies: Alpha Natural Resources, Inc., Arch Coal, Inc., CONSOL Energy, Inc., International Coal Group, Inc. (International), James River Coal Company, Massey Energy Company (Massey), Peabody, Walter Energy, Inc. and Westmoreland Coal Company. Two of those companies (International and Massey) were subsequently acquired during the year by other coal companies, reducing the group to seven companies. In response, the Compensation Committee added Cloud Peak Energy, Inc. to the group.

Due to the modest size of the primary peer group, the Compensation Committee also analyzed compensation data from a second peer group. This secondary peer group consists of the companies in the primary peer group, plus eight similarly sized companies (based on revenues) which have minerals or gas extraction businesses and substantial North American operations. These additional eight companies are: Cimarex Energy Company, Cliffs Natural Resources Inc., Compass Minerals International, Inc., Crosstex Energy, Inc., Martin Marietta Materials, Inc., Minerals Technologies, Inc., Newfield Exploration Company and Vulcan Materials Company.

Because talent for certain key roles at Patriot can be acquired from a broad spectrum of companies, use of broader market surveys was also considered appropriate. The Compensation Committee utilized surveys such as the U.S. Mercer Benchmark Database Executive Survey Report, the Towers Watson Data Services Survey Report on Top Management Compensation and the Towers Watson U.S. Compensation General Industry Executive Database. The data from the published surveys was increased by 3.0 percent from the published date of the surveys to the various subsequent dates when the Compensation Committee reviewed the data, reflecting the Consultant’s estimate of the expected pay increases in 2011 for executives in the energy industry, based on a compilation of merit increase surveys.

Considerations in Determining Compensation for 2011

In establishing 2011 compensation for the named executive officers, the Compensation Committee reviewed and considered the following information for each named executive officer:

•

Benchmarking data analysis for base salary, annual incentives, total cash compensation (base salary and annual incentives) and total direct compensation (base salary, annual incentives and long-term incentives). This competitive data was reviewed against both the 50th and 75th percentiles.

•

Qualitative factors such as experience, responsibility and performance. For example, the Compensation Committee took into account the expanded roles and responsibilities that are required for leadership positions in a relatively young public company.

•

Total equity awards granted since starting with Patriot, the total number of Patriot shares owned and the current value of all such awards. This equity award and stock ownership information was used to evaluate the amount of equity awarded to the named executive officers, the current value of such equity awards and the progress toward achieving compliance with Patriot’s stock ownership guidelines.

•	The total value of termination payments potentially payable in certain events.

Overall, the Compensation Committee determined that Patriot’s executive compensation programs, as structured, are consistent with the Compensation Committee’s executive compensation philosophy and guiding principles.

Employment Agreements

In connection with the spin-off, in 2007 Patriot entered into employment agreements with Mr. Whiting, Mr. Schroeder and Mr. Ebetino, the Company’s current named executive officers who were employed by Patriot at that time. The terms of those agreements were structured to attract and retain persons believed to be key to Patriot’s success and to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In addition, when Mr. Hatfield was hired in September 2011, he and Patriot entered into an employment agreement specifying certain terms and conditions of his employment. For more information regarding the terms of these agreements, see the “Potential Payments Upon Termination or Change of Control” section in this Proxy Statement.

Annual Base Salary

Annual base salary represents the major fixed component of compensation for the named executive officers. For the named executive officers, the Compensation Committee awards base salary increases (if any) after reviewing the Company’s performance, individual performance, and competitive market compensation. In January 2011, based on these factors, the Compensation Committee approved an increase effective April 1, 2011 of the annual base salaries of each named executive officer as follows: Mr. Whiting from $772,500 to $805,000; Mr. Schroeder from $463,500 to $486,675; Mr. Ebetino from $525,000 to $540,750; and Mr. Bennett from $385,000 to $396,550. Mr. Hatfield has an annual base salary of $600,000.

The Compensation Committee will continue to review the base salaries of the named executive officers at least annually and may adjust such salaries to ensure that they are competitive with those of peer executives at peer companies. Any future salary adjustments may also be based on factors such as assessment of performance, experience, promotions and changes in level of responsibility.

Annual Management Incentive Plan

Patriot’s named executive officers and other designated key employees participate in an annual incentive compensation plan. In general, Patriot’s annual incentive plan provides opportunities for such executive officers and employees to earn annual cash incentive payments tied to the successful achievement of pre-established company and individual objectives that support Patriot’s business strategy.

Named executive officers are assigned threshold, target and maximum incentive payouts. If Patriot’s performance as measured against specified financial, safety and environmental objectives does not meet the threshold level established by the Compensation Committee, no incentive bonus is earned with respect to those objectives. The incentive bonus that can be earned equals 50 percent of the target payout at threshold levels and is capped at 175 percent — 200 percent of the target payout (depending upon the named executive officer) for performance at or above maximum levels. Under the plan, the target payouts for the named executive officers were established considering the importance of the objectives to Patriot’s strategy and through an analysis of compensation for comparable positions at Patriot’s peer companies in order to provide a competitive level of compensation when participants, including the named executive officers, achieve their performance objectives with respect to Patriot’s performance.

2011 Annual Incentive Measures and Payouts

For 2011, the annual incentive plan metrics were comprised as followed:

•	50 percent financial performance

¡	40 percent of the award was based on achieving certain levels of adjusted earnings before interest, taxes, depreciation, and amortization, or EBITDA (see footnote 2 in the table below).

¡

10 percent of the award was based on clean cost per ton. The clean cost per ton portion of the award was based on actual costs compared to budgeted costs, weighted 75 percent for Appalachia and 25 percent for the Illinois Basin.

•	5 percent safety performance

¡	Based on the achievement of a budgeted safety incidence rate.

•	5 percent MSHA (Mine Safety & Health Administration) compliance rate

¡	Based on number of violations per inspection day (VPID).

•	5 percent environmental

¡	Based on the Company’s overall environmental incidence rate under the Surface Mine Control and Reclamation Act (SMCRA), expressed in terms of VPID.

•	35 percent individual objectives

¡	Based on the achievement of individual objectives aligned with key strategic areas of importance to the Company established at the beginning of the year (see details below).

Annual incentive awards for 2011 were earned based on achievement of maximum performance levels for safety and environmental metrics. The MSHA compliance goal was met, while the EBITDA and clean cost per ton goals were partially met. See the Non-Equity Incentive Plan Compensation column of the 2011 Summary Compensation Table on page 34 in this Proxy Statement for the actual annual incentive awards paid for 2011. The charts below set forth the percentage of each component earned for 2011 (excluding individual performance, which is discussed separately below).

	Threshold	Target	Maximum	2011 Actual	Achievement vs. Target
EBITDA ($ in Millions)	$154.0	$192.0	$230.0	$176.7	79.87%	(1)(2)
Clean Cost per Ton (Appalachia)	$69.62	$65.68	$61.74	$67.57	76.02%	(1)
Clean Cost per Ton (Illinois Basin)	$40.28	$38.00	$35.72	$41.66	0%
Environmental	0.025	0.020	0.015	0.009	Max
Safety	3.75	3.55	3.35	2.73	Max
MSHA	0.96	0.88	0.80	0.88	100%

(1)	The incentive earned percentage is interpolated for actual results between threshold and target.

(2)	A reconciliation of 2011 actual EBITDA to GAAP financial measures is set forth on page F-38 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Factors considered in determining the amount of the individual objectives portion of the award for each named executive officer related primarily to achievement of functional goals established at the beginning of 2011. Individual objectives varied significantly by functional area, and the emphasis on and importance of the goals varied among each named executive officer. Performance against these individual objectives was assessed by the Compensation Committee in December 2011 and January 2012. In determining the individual objectives portion of the awards for 2011, the CEO made recommendations to the Compensation Committee for the other named executive officers, and final determinations were made by the Compensation Committee in its discretion.

In Mr. Hatfield’s case, the Compensation Committee considered the following key factors in determining the individual objectives portion of his 2011 annual incentive: developed five year operating plan to optimize financial results; reached a global settlement with Ohio Valley Environmental Coalition and Sierra Club concerning environmental issues; realigned operations responsibilities to emphasize longwall performance, metallurgical coal production, and day-to-day execution of operating plan; and added new resources to the Engineering Group. In Mr. Ebetino’s case, the following key factors were considered: improved safety and environmental performance; substantially completed installation of new and replacement production capacity within budget; completed assessment of all major operations and sequencing of new projects in relation to permitting issues and metallurgical and thermal coal markets; and successfully completed commercial transactions to monetize non-core assets and enhance earnings. In Mr. Schroeder’s case, the following key factors were considered: increased liquidity through equipment leasing commitments and monetization of assets; obtained approval from the Department of Labor to self insure federal black lung obligations; achieved significant material and supply cost reductions; and reduced the value of letters of credit outstanding. In Mr. Bennett’s case, the following key factors were considered: exceeded budgeted per ton sales price goal; achieved 2011 EBITDA improvement vs. 2010 from commercial activities; increased sales of metallurgical coal; and secured agreements to increase export capacity at East Coast terminals.

The Compensation Committee, together with the other independent members of the Board, determined and approved in January 2012 the individual objectives portion of the CEO’s incentive award for the year ending December 31, 2011. In determining the CEO’s 2011 incentive award, the Compensation Committee and Board considered the following key factors: enhanced overall corporate performance in the areas of safety and compliance, improving on the strong performance in these areas in 2010, while setting a clear tone from the top; improved operating performance at most Company facilities; led strategic efforts to fund organic growth, as well as growth from selective acquisitions or divestitures; completed a comprehensive organization-wide management development program; served as the Company’s principal liaison with state and federal government officials, as well as the investment community; advanced the interests of the Company, its employees and stockholders; and responsible for all M&A decisions, including whether or not to pursue a particular transaction.

The named executive officers’ threshold, target and maximum incentive opportunities and payouts, as a percentage of their salaries, based on achievement of relevant Patriot performance objectives, were as follows for 2011:

Name	Target Payout as a % of Salary	Payout Range as a % of Salary	Base Salary ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)	Actual Award as a % of Target
Richard M. Whiting	100%	0-200%	805,000	805,000	1,610,000	805,000	100%
Mark N. Schroeder	80%	0-140%	486,675	389,340	681,345	424,963	109%
Charles A. Ebetino, Jr.	100%	0-175%	540,750	540,750	946,313	571,300	106%
Bennett K. Hatfield(1)	100%	0-200%	600,000	600,000	1,200,000	193,451	115%
Robert W. Bennett	80%	0-140%	396,550	317,240	555,170	353,450	111%

(1)	Mr. Hatfield’s actual 2011 incentive award was prorated based on his start date of September 19, 2011.

Clawback Policy

On January 27, 2010, the Compensation Committee adopted a policy authorizing Patriot to recover cash bonuses paid to executive officers under certain circumstances. The policy provides that if Patriot restates its financial results under the U.S. securities laws as a result of deliberate misconduct or fraud by an executive officer, then to the extent permitted under applicable law, Patriot will be entitled to recover any cash bonus paid to that executive officer that (i) was paid in the 12 months prior to the first filing of the restated financial results, and (ii) was higher than it would have been had the original financial statements not been affected by the misconduct or fraud. The policy authorizes the Board to exercise its business judgment to determine the appropriate amount and most cost-effective method of any such recovery, including direct repayment of the cash bonus by the executive officer, or an offset against other amounts owed to or to be paid to the executive officer by Patriot.

Long-Term Incentives

In 2007, in connection with the spin-off, the Board adopted Patriot’s long-term incentive plan, which was approved by Patriot’s sole stockholder at that time. In 2009, the Company’s stockholders approved the long-term incentive plan. Awards under the long-term incentive plan provide opportunities for the named executive officers and other key employees to earn payments based upon successful achievement of pre-established long-term (i.e., greater than one-year) objectives, increases in Patriot’s stock price, continued service with Patriot or any combination of these factors.

Policy on Grant of Equity-Based Compensation

In January 2008, the Compensation Committee approved a general policy for granting equity-based compensation (the “Regular Grant Policy”), which is subject to modification from time to time as deemed appropriate by the Compensation Committee. The Compensation Committee makes grants of equity-based compensation to attract, motivate, compensate and retain executive officers and other key employees and to align their interests with the interests of stockholders. The timing of grants of equity-based compensation is designed to achieve these purposes. The following describes the regular process for making grants, as set forth in the Regular Grant Policy.

At the regularly scheduled meeting of the Compensation Committee held in December of each year, the Compensation Committee reviews the performance of the Company and its executive officers during the fiscal year. Based upon that review and such other factors as the Compensation Committee determines are relevant, including analyses provided by the Consultant, the Compensation Committee will grant equity-based compensation to executive officers by approving either (i) the terms of specific grants or (ii) a specific formula for determination of the terms of the grants. Under the Regular Grant Policy, such grants will be made effective the first business day in January of the following year and may be determined based on the closing price of the Company’s Common Stock as reported on the NYSE (or the principal stock exchange or market on which the Common Stock is then traded) on such day or the last preceding day on which a sale was reported (the “fair market value”). The Compensation Committee evaluates the above policy from time to time and retains the flexibility to vary from the policy in order to respond to changing market conditions or other considerations.

The Compensation Committee approves all grants of equity-based compensation to eligible newly-hired or promoted employees, or made under or in connection with retention agreements or for other valid business purposes. Such grants must be approved at a regular or special meeting of the Compensation Committee that occurs on or prior to the date on which the award is considered to be granted.

All stock options must be granted at an option price not less than the fair market value of the stock on the grant date. The grant date of any award is the date of the meeting of the Compensation Committee approving the grant or any later grant date approved by the Compensation Committee.

Extended Long-Term Incentive Awards

At the time of the spin-off, a one-time long-term incentive award (the “Extended Long-Term Incentive Award”) intended to promote long-term employee retention and achievement of certain financial objectives was made to the named executive officers employed by Patriot at the time, as well as other key employees. Upon joining the Company in July 2008, Mr. Bennett received an Extended Long-Term Incentive Award subject to the same terms and conditions as the awards made to the other named executive officers at the time of the spin-off. Mr. Hatfield does not participate in the Extended Long-Term Incentive Award Program. Other than in the event of death, disability or a change of control of Patriot, the service-based component of the Extended Long-Term Incentive Awards will not vest prior to November 1, 2012. In addition, the performance-based component of the Extended Long-Term Incentive Awards vests only if certain performance metrics are achieved. The performance-based component of the Extended Long-Term Incentive Awards is forfeited in the event of termination of employment for any reason prior to vesting. These vesting schedules were designed to reinforce the recipients’ long-term commitment to Patriot.

Annual Long-Term Incentive Awards

Through Patriot’s annual long-term incentive awards, a competitive long-term incentive opportunity is available to each of Patriot’s named executive officers and certain other key employees. The timing, form and amount of such awards are largely determined by the named executive officer’s employment agreement, as applicable, peer group analysis and awards relative to each of the other named executive officers.

The named executive officers receive annual long-term incentive awards with a value at least equal to the percentage of their base salaries set forth below. Other than for increases due to promotions, these values have been unchanged since 2009. No annual long-term incentive awards were made in 2008, as Mr. Whiting, Mr. Schroeder and Mr. Ebetino each received an Extended Long-Term Incentive Award at the time of the spin-off.

Name	As a% of Salary
Richard M. Whiting(1)	250%
Mark N. Schroeder	150%
Charles A. Ebetino, Jr.	175%
Bennett K. Hatfield(2)	200%
Robert W. Bennett	100%

(1)	In January 2011, the Compensation Committee increased Mr. Whiting’s annual long-term incentive award by $300,000 so that his overall total compensation was more consistent with the median total pay of the CEOs of the primary peer group. This was a discretionary rather than a permanent adjustment to his annual long-term incentive award.

(2)	While Mr. Hatfield did not receive an annual long-term incentive award during 2011, he did, upon hire, receive a special one-time equity award of 48,007 shares of restricted stock and 96,154 stock options with an exercise price of $12.48 per share. The restricted stock and stock options vest in three equal installments, on the first, second, and third anniversary of the grant date (September 19, 2011).

In order to maintain the emphasis on performance-based pay, the Compensation Committee, as it has done in prior years, adopted a balanced, performance-oriented approach when granting 2011 annual long-term incentive awards to the named executive officers. On January 3, 2011, each named executive officer received an annual equity award comprised of:

•	Non-qualified stock options (33 1/3 percent of the value of the annual equity award) which are scheduled to vest in three equal installments on each of January 3 of 2012, 2013 and 2014.

•	Restricted stock (33 1/3 percent of the value of the annual equity award) which are scheduled to vest in three equal installments on each of January 3 of 2012, 2013 and 2014.

•

Performance-based restricted stock units (33 1/3 percent of the value of the annual equity award). The performance-based restricted stock units will vest based on the Company achieving specified levels of total stockholder return, which is the compound growth rate in the value of a share of Company Common Stock due to stock appreciation and dividends, assuming dividends are reinvested in Company Common Stock (“TSR”), compared to the TSR of the primary peer group (as constituted on January 3, 2011, but subject to the deletion of any company that is acquired by, or merged into, any other company), during a three-year performance period ending December 31, 2013, as shown in the following table:

TSR Performance Levels	Company Performance Relative to Peer Companies	TSR Multiplier*
Above Maximum Performance Percentile	Above 75th Percentile	2.0
Maximum Performance Percentile	75th Percentile	2.0
Target Performance Percentile	55th Percentile	1.0
Threshold Performance Percentile	35th Percentile	0.5
Below Threshold Performance Percentile	Below 35th Percentile	0.0

*	The TSR Multiplier is used to determine the actual number of shares the executive receives upon vesting. For example, if the TSR Multiplier is 2.0, upon vesting the executive will receive two times the amount of the target award. The TSR Multiplier for actual results between threshold and target and between target and maximum performance will be interpolated on a straight-line basis.

Notwithstanding the foregoing,

(i) If a change of control occurs prior to December 31, 2013, then the TSR Multiplier shall be no less than one, without regard to the TSR of the Company relative to the TSR of the peer companies;

(ii) If TSR of the Company is greater than 25 percent per year compounded annually, then the TSR Multiplier shall be no less than one, without regard to the TSR of the Company relative to the TSR of the peer companies; and

(iii) If TSR of the Company is negative, then the TSR Multiplier shall be one if the TSR of the Company relative to the TSR of the peer companies is at or above the 55th percentile, otherwise the TSR Multiplier shall be zero.

Each type of long-term incentive award promotes executive officer retention, aligns executive officer and stockholder interests, provides executive officers with stock ownership in Patriot, and motivates executive officers to increase the price of Patriot’s shares.

As discussed above in connection with the Compensation Committee’s decision to emphasize performance-based pay, on January 30, 2009, the Compensation Committee made the first in a series of performance share grants covering a three-year performance cycle. The first cycle was for 35 months, beginning on January 30, 2009. Performance was measured based on the Company achieving specified levels of TSR compared to the then primary peer group. That cycle ended December 31, 2011 and resulted in TSR achievement above the 75th percentile as follows:

Company	Beginning Stock Price ($)	Cumulative Dividends ($)	Ending Stock Price ($)	TSR (%)	Percentile (%)
Alpha Natural Resources, Inc.	17.92	0	21.37	6.0	57
Arch Coal, Inc.	16.04	1.18	14.93	0.2	29
Consol Energy Inc.	28.41	1.23	37.98	11.3	71
James River Coal Co.	13.54	0	7.22	(18.9)	14
Peabody Energy Corporation	23.66	0.89	34.74	14.6	100
Westmoreland Coal Company	9.93	0	11.32	4.5	43
Patriot	6.55	0	9.22	12.1	86

				TSR Multiplier: 2.0

Accordingly, the following shares were earned for the three-year performance period and paid in the first quarter of 2012 to the following named executive officers who were employees of Patriot at the time the grants were made:

Name	Number of Shares Granted	TSR Multiplier	Number Issued
Richard M. Whiting	143,195	2.0	286,390
Mark N. Schroeder	36,658	2.0	73,316
Charles A. Ebetino Jr.	36,658	2.0	73,316

Total	216,511		433,022

Retirement Benefits

Defined Contribution Plan

Patriot maintains a tax-qualified defined contribution retirement plan (“401(k) Plan”) for its employees. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to such named executive officers under the plans.

Excess Defined Contribution Retirement Plan

The Company maintains a nontax-qualified excess defined contribution plan (“Supplemental 401(k) Plan”) that provides retirement benefits to executive officers (including the named executive officers) whose pay exceeds legislative limits for qualified benefit plans.

Tax Gross-Ups

Pursuant to the terms of their employment agreements which were entered into at the spin-off, Mr. Whiting, Mr. Schroeder, Mr. Ebetino and one other senior executive are entitled to be indemnified (grossed up) for excise tax payable in connection with payments received upon a change of control of the Company. No other current employee of the Company, including Mr. Hatfield, is entitled to receive tax gross-ups from the Company and the Company has no current intention to grant additional tax gross-ups in the future.

Other Benefits Provided by the Company

The named executive officers receive the same health and welfare and fringe benefits as all other salaried employees of Patriot.

Perquisites

Patriot does not provide any perquisites in excess of $10,000 per year to any of its named executive officers or other executive officers.

Stock Ownership Guidelines

Patriot’s management and the Board believe the Company’s executive officers should acquire and retain a significant amount of Patriot stock in order to further align their interests with those of stockholders.

Under the Company’s stock ownership guidelines, the CEO is encouraged to acquire and retain Patriot stock having a value equal to at least five times his or her base salary. Other named executive officers are encouraged to acquire and retain Patriot stock having a value equal to at least three times their base salary. All such executives are encouraged to meet these ownership levels within five years after assuming their executive positions.

The following table summarizes the named executive officers’ ownership of Patriot stock as of March 15, 2012.

Named Executive Officer Stock Ownership

Name	Share Ownership (#)(1)	Share Ownership ($)(2)	Ownership Guidelines, Relative to Base Salary	Ownership Relative to Base Salary
Richard M. Whiting	793,903	5,208,004	5x	6.47x
Mark N. Schroeder	250,002	1,640,013	3x	3.37x
Charles A. Ebetino, Jr.	195,749	1,284,113	3x	2.37x
Bennett K. Hatfield	121,889	799,592	3x	1.33x
Robert W. Bennett	132,611	869,928	3x	2.19x

(1)	Includes shares acquired as a result of: the spin-off through a stock dividend; through open market purchases; through Patriot’s Employee Stock Purchase Plan and 401(k) Plan; shares underlying outstanding time-vested restricted stock and restricted stock unit awards, including under the Extended Long-Term Incentive Award; the exercise of Company-granted stock options; the settlement of performance-based restricted stock units; and, in Mr. Bennett’s case, shares acquired pursuant to the Magnum acquisition.

(2)	Calculated based on the Company’s closing market price per share of $6.56 on March 15, 2012.

Deductibility of Compensation Expenses

Pursuant to Code Section 162(m) (“Section 162(m)”), compensation paid to the named executive officers in excess of $1 million is not tax deductible, except to the extent such excess constitutes performance-based compensation. One requirement for establishing performance-based compensation under Section 162(m) is that the compensation plans be approved by stockholders at least once every five years. At the 2009 stockholders’ meeting, the Company’s stockholders approved both the annual incentive plan and the long-term incentive plan. As noted earlier in this Compensation Discussion and Analysis, one of the guiding principles followed by the Compensation Committee is to carefully consider the impact of Section 162(m) when establishing incentive compensation plans and making awards, and the Compensation Committee considers its primary goal to design compensation strategies that further the economic interests of the Company and its stockholders. In certain cases, the Compensation Committee may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of the Company’s executive officers and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosures under “Compensation Discussion and Analysis,” beginning on page 21 of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE:

MICHAEL P. JOHNSON, CHAIR
J. JOE ADORJAN
B. R. BROWN
ROBERT O. VIETS

2011 SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to the named executive officers for the fiscal year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Richard M. Whiting	2011	796,875	—	1,857,547	789,915	805,000	61,256	4,310,593
President &	2010	766,875	—	1,593,201	695,806	1,187,151	86,738	4,329,770
Chief Executive Officer	2009	750,000	—	1,071,099	713,111	585,000	22,500	3,141,710

Mark N. Schroeder	2011	480,756	—	578,791	246,129	424,963	36,980	1,767,620
Senior Vice President &	2010	459,750	—	573,565	250,496	565,197	52,043	1,901,050
Chief Financial Officer	2009	400,000	—	274,202	182,557	256,860	12,000	1,125,619

Charles A. Ebetino, Jr.	2011	536,813	—	764,860	325,254	571,300	41,239	2,239,466
Senior Vice President –	2010	452,083	—	554,110	178,136	696,208	55,763	1,936,300
Global Strategy & Corporate Development	2009	400,000	—	274,202	182,557	218,720	12,923	1,088,402

Bennett K. Hatfield(1)	2011	168,000	—	600,001	591,347	193,451	10,306	1,563,105
Executive Vice President &
Chief Operating Officer

Robert W. Bennett(2)	2011	393,663	—	320,525	136,302	353,450	30,242	1,234,182
Senior Vice President &	2010	339,375	—	280,388	122,455	469,474	31,525	1,243,217
Chief Marketing Officer

(1)	Mr. Hatfield commenced employment with Patriot effective September 19, 2011.

(2)	Mr. Bennett was not a named executive officer in 2009.

(3)	Long-term incentive awards to the named executive officers consist of restricted stock and restricted stock units (reflected in the “Stock Awards” column above) and stock options (reflected in the “Option Awards” column above). The value of stock awards and option awards shown above is the aggregate grant date fair value in accordance with FASB ASC Topic 718. See also the Grants of Plan-Based Awards in 2011 table on page 35 of this Proxy Statement. A discussion of the relevant fair value assumptions for awards granted in 2011 is set forth in Note 26 of the Company’s consolidated financial statements on pages F-40 through F-43 of the Annual Report on Form 10-K for the year ended December 31, 2011 and for awards granted in prior years in the corresponding note to the Company’s consolidated financial statements in the Annual Report on Form 10-K for such years. The Company cautions that the amounts ultimately realized by the named executive officers from the restricted stock, restricted stock unit and option awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of option exercises and stock sales.

(4)	The restricted stock units reflected in the table above are performance-based and the number of units is shown at the target amount.

(5)	The material terms of these awards for 2011 are described under the caption “2011 Annual Incentive Measures and Payouts” in the Compensation Discussion and Analysis section beginning on page 26 of this Proxy Statement.

(6)	Amounts included in this column represent annual 401(k) matching and performance contributions made under the Company’s 401(k) Retirement Plan and Supplemental 401(k) Plan. No performance contribution was awarded in 2009. In 2010 and 2011, performance contributions of 6.0 percent and 1.67 percent, respectively, were earned under these plans, as described in more detail under the caption “2011 Non-Qualified Deferred Compensation” beginning on page 40 of this Proxy Statement. In 2011, the performance contributions earned were as follows: Mr. Whiting, $13,444; Mr. Schroeder, $8,127; Mr. Ebetino, $9,031; Mr. Hatfield, $2,806; and Mr. Bennett, $6,622.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table sets forth information concerning the grant of awards to each of the Company’s named executive officers for the period January 1, 2011 through December 31, 2011.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)						Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Equity Incentive Plan Awards: Grant Date Fair Value ($)(3)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Stock Awards: Grant Date Fair Value ($)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Option Awards: Grant Date Fair Value ($)(3)
		Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Richard M. Whiting		402,500		805,000		1,610,000
	1/3/2011							18,319	36,638	73,276	1,113,795
	1/3/2011											36,638	743,751
	1/3/2011													73,276	20.30	789,915

Mark N. Schroeder		194,670		389,340		681,345
	1/3/2011							5,708	11,416	22,832	347,046
	1/3/2011											11,416	231,745
	1/3/2011													22,832	20.30	246,129

Charles A. Ebetino, Jr.		270,375		540,750		946,313
	1/3/2011							7,543	15,086	30,172	458,614
	1/3/2011											15,086	306,246
	1/3/2011													30,172	20.30	325,254

Bennett K. Hatfield		84,000	(6)	168,000	(6)	336,000	(6)
	9/19/2011											48,077	600,001
	9/19/2011													96,154	12.48	591,347

Robert W. Bennett		158,620		317,240		555,170
	1/3/2011							3,161	6,322	12,644	192,189
	1/3/2011											6,322	128,337
	1/3/2011													12,644	20.30	136,302

(1)	Represents annual incentive award opportunities under Patriot’s Annual Management Incentive Plan. The threshold amounts shown in the table assume threshold levels of performance are achieved for each performance measure. Under the plan, payments for threshold performance equal 50 percent of targeted incentive amounts. Payments under the plan are capped at 175 to 200 percent of targeted incentive amounts for performance at or above maximum levels. For additional details regarding these awards, including actual awards paid in 2011, see “2011 Annual Incentive Measures and Payouts” beginning on page 26 of this Proxy Statement and the 2011 Summary Compensation Table on page 34 of this Proxy Statement.

(2)	The performance-based restricted stock unit awards included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns above relate to the units that may be earned based on achieving specified levels of TSR compared to the primary peer group, during a three-year performance period ending December 31, 2013. The primary peer group is discussed on page 24 of this Proxy Statement. These restricted stock units will vest 100 percent on December 31, 2013 or earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change of control occurs. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the named executive officer will be entitled to receive a pro-rata portion of the award at the end of the original performance period, contingent upon the actual achievement of the performance goals. The pro-rata portion would be determined by a fraction, the numerator of which is the number of days of employment from January 1, 2011 through the date of the termination of employment, and the denominator of which is 1,095. This pro-rata award earned would be payable at the same time as the other executive officer awards.

(3)

The value of restricted stock awards, option awards and performance-based restricted stock unit awards is the aggregate grant date fair value determined under FASB ASC Topic 718 for financial statement reporting purposes, which, for the performance-based restricted stock units, is based on the probable outcome of the market conditions. A discussion of the relevant fair value assumptions is set forth in Note 26 of the Company’s consolidated financial statements on pages F-40 through F-43 of the Annual Report on Form 10-K for the year ended December 31, 2011. The Company cautions that the amounts ultimately realized by the named executive officers from the restricted stock, restricted stock unit and option awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of option exercises and stock sales.

(4)	The restricted stock and stock options granted on January 3, 2011 will vest in three equal installments on each of January 3 of 2012, 2013 and 2014, and the restricted stock and stock options granted to Mr. Hatfield on September 19, 2011 will vest in three equal installments on each of September 19 of 2012, 2013 and 2014. The restricted stock and stock options will vest earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change of control occurs. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the restricted stock and stock options will vest with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date.

(5)	The exercise price for all options is equal to the closing market price per share of the Common Stock on the grant date.

(6)	Due to Mr. Hatfield’s start date of September 19, 2011, his threshold, target and maximum bonus opportunities were pro-rated based on the amount of time he served with the Company during 2011.

The Company has entered into employment agreements with certain of the named executive officers. Pursuant to the terms of those agreements, the named executive officers who have entered into employment agreements are entitled to receive specified levels of base salary, annual incentive opportunities and long-term incentive opportunities. The compensation levels for each such officer as of December 31, 2011 are shown under the captions “Annual Base Salary,” “Annual Management Incentive Plan” and “Long-Term Incentives” on pages 25 and 28 of this Proxy Statement. Other terms of the employment agreements are described under the caption “Potential Payments Upon Termination or Change of Control” on pages 41 through 46 of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table sets forth detail about the outstanding equity awards for each of the named executive officers as of December 31, 2011. The Company cautions that the amounts ultimately realized by the named executive officers from the outstanding equity awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of option exercises and stock sales.

Unexercisable options and unvested restricted stock or time-based restricted stock units reflected in the table below would vest in full upon death, disability or change of control of the Company. Except as noted in footnotes 9, 11, 13, 14 and 16 below, all unexercisable options and unvested restricted stock or time-based restricted stock units reflected in the table below are subject to forfeiture by the holder if the holder terminates employment for any reason other than death or disability. Except as noted in footnotes 12 and 15 below, unvested performance-based restricted stock units are subject to forfeiture by the holder if the holder terminates employment for any reason.

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard M. Whiting										238,002	(2)	2,015,877	(3)
										36,127	(12)	305,996	(1)
										36,638	(15)	310,324	(1)
							158,668	(5)	1,343,918
							24,084	(11)	203,991
							36,638	(14)	310,324
			372,850	(4)	18.75	11/1/2017
	190,927	(9)	95,463	(9)	5.13	1/2/2019
	24,085	(11)	48,169	(11)	17.30	1/4/2020
			73,276	(14)	20.30	1/3/2021

Total	215,012		589,758				219,390		1,858,233	310,767		2,632,197

Mark N. Schroeder										71,250	(2)	603,488	(3)
										13,006	(12)	110,161	(1)
										11,416	(15)	96,694	(1)
							47,500	(5)	402,325
							8,670	(11)	73,435
							11,416	(14)	96,694
			111,620	(4)	18.75	11/1/2017
	25,877	(9)	24,439	(9)	5.13	1/2/2019
	8,671	(11)	17,341	(11)	17.30	1/4/2020
			22,832	(14)	20.30	1/3/2021

Total	34,548		176,232				67,586		572,453	95,672		810,342

Charles A. Ebetino, Jr.										71,250	(2)	603,488	(3)
										9,249	(12)	78,339	(1)
										15,086	(15)	127,778	(1)
							47,500	(5)	402,325
							6,166	(11)	52,226
							7,628	(13)	64,609
							15,086	(14)	127,778
			111,620	(4)	18.75	11/1/2017
	48,877	(9)	24,439	(9)	5.13	1/2/2019
	6,166	(11)	12,332	(11)	17.30	1/4/2020
			30,172	(14)	20.30	1/3/2021

Total	55,043		178,563				76,380		646,939	95,585		809,605

Bennett K. Hatfield
							48,077	(16)	407,212
			96,154	(16)	12.48	9/19/2021

Total	0		96,154				48,077		407,212	0		0

Robert W. Bennett										11,360	(2)	96,219	(3)
										6,358	(12)	53,852	(1)
										6,322	(15)	53,547	(1)
							7,574	(7)	64,152
							7,573	(8)	64,143
							34,367	(10)	291,088
							4,238	(11)	35,896
							6,322	(14)	53,547
			18,608	(6)	59.42	11/1/2017
	4,239	(11)	8,477	(11)	17.30	1/4/2020
			12,644	(14)	20.30	1/3/2021

Total	4,239		39,729				60,074		508,827	24,040		203,619

(1)	The market value was calculated based on the closing market price per share of the Company’s Common Stock on the last trading day of 2011, $8.47 per share, and the assumption that target TSR performance was achieved.

(2)	The number of restricted stock units shown reflects performance-based awards and is based on the assumption that all super-performance goals were achieved. Restricted stock units were granted on November 1, 2007, for Mr. Whiting, Mr. Schroeder, and Mr. Ebetino; Mr. Bennett’s restricted stock units were granted on July 23, 2008. The super-performance targets are described in detail under “Extended Long-Term Incentive Awards” in the Compensation Discussion and Analysis in Patriot’s 2008 Proxy Statement. Time-based restricted stock units are separately described in footnotes 5, 7 and 8 below.

The restricted stock units will vest 50 percent on December 31, 2012, 25 percent on December 31, 2013 and 25 percent on December 31, 2014.

(3)	The market value was calculated based on the closing market price per share of the Company’s Common Stock on the last trading day of 2011, $8.47 per share, and the assumption that all super-performance goals were achieved.

(4)	The options were granted on November 1, 2007 and vest 50 percent on the fifth anniversary of the grant date, 25 percent on the sixth anniversary of the grant date and the remaining 25 percent on the seventh anniversary of the grant date.

(5)	The time-based restricted stock units were granted on November 1, 2007 and vest 50 percent on the fifth anniversary of the grant date, 25 percent on the sixth anniversary of the grant date and the remaining 25 percent on the seventh anniversary of the grant date.

(6)	The options were granted on July 23, 2008 and vest 50 percent on November 1, 2012, 25 percent on November 1, 2013, and the remaining 25 percent on November 1, 2014.

(7)	The time-based restricted stock units were granted on July 23, 2008 and vest 50 percent on November 1, 2012, 25 percent on November 1, 2013, and the remaining 25 percent on November 1, 2014.

(8)	The time-based restricted stock units were granted on December 15, 2008 and vest on December 15, 2012.

(9)	The options were granted on January 30, 2009 and will vest in three equal installments on each of January 2 of 2010, 2011 and 2012. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the options will vest with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date.

(10)	The restricted stock was granted on January 30, 2009 and vests on January 2, 2012.

(11)	The restricted stock and stock options were granted on January 4, 2010 and will vest in three equal installments on each of January 4 of 2011, 2012 and 2013. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the restricted stock and options will vest with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date.

(12)	The number of restricted stock units shown reflects performance-based restricted stock units awarded on January 4, 2010, and the number of shares reported is based on the assumption that target performance was achieved. The TSR performance multipliers are described in detail under “Annual Long-Term Incentive Awards” in the Compensation Discussion and Analysis in Patriot’s 2011 Proxy Statement.

The restricted stock units will vest 100 percent on December 31, 2012, if earned, or earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change of control occurs. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the named executive officer will be entitled to receive a pro-rata portion of the award at the end of the original performance period, contingent upon the actual achievement of the performance goals. The pro-rata portion would be determined by a fraction, the numerator of which is the number of days of employment from January 1, 2010 through the date of the termination of employment, and the denominator of which is 1,095. This pro-rata award earned would be payable at the same time as the other executive officer awards are paid.

(13)	The restricted stock was granted on October 19, 2010 and will vest in equal installments on October 19 of 2012 and 2013. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the restricted stock will vest with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date.

(14)	The restricted stock and stock options were granted on January 3, 2011 and will vest in three equal installments on each of January 3 of 2012, 2013 and 2014. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the restricted stock and options will vest with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date.

(15)	The number of restricted stock units shown reflects performance-based restricted stock units awarded on January 3, 2011, and the number of shares reported is based on the assumption that target performance was achieved. The TSR performance multipliers are described in detail under “Annual Long-Term Incentive Awards” in the Compensation Discussion and Analysis beginning on page 29 of this Proxy Statement.

The restricted stock units will vest 100 percent on December 31, 2013, if earned, or earlier if the named executive officer terminates employment with the Company because of death or disability, or if a change of control occurs. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the named executive officer will be entitled to receive a pro-rata portion of the award at the end of the original performance period, contingent upon the actual achievement of the performance goals. The pro-rata portion would be determined by a fraction, the numerator of which is the number of days of employment from January 1, 2011 through the date of the termination of employment, and the denominator of which is 1,095. This pro-rata award earned would be payable at the same time as the other executives’ awards are paid.

(16)	The restricted stock and stock options were granted on September 19, 2011 and will vest in three equal installments on each of September 19 of 2012, 2013 and 2014. Upon termination of employment by the Company without cause or by the named executive officer for good reason, the restricted stock and options will vest with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date.

OPTIONS EXERCISED AND STOCK VESTED IN 2011

The following table sets forth information concerning exercises of stock options and vesting of restricted stock and restricted stock units for the Company’s named executive officers for the period January 1, 2011 through December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Richard M. Whiting	0	0	298,433	(1)	2,829,035
Mark N. Schroeder	23,000	161,690	77,652	(1)	749,808
Charles A. Ebetino, Jr.	0	0	80,213	(1)	759,399
Bennett K. Hatfield	0	0	0		0
Robert W. Bennett	0	0	5,906		137,465

(1)	Includes the settlement of restricted stock units in Company Common Stock based on the achievement of maximum TSR based on a performance period ending December 31, 2011. Since the Company achieved a TSR performance level of “Above Maximum Performance Percentile,” a TSR multiplier of 2.0 was used, resulting in awards of 2.0x the amount of the target award. The restricted stock units were granted on January 30, 2009.

2011 NON-QUALIFIED DEFERRED COMPENSATION

Effective November 1, 2007, the Company adopted the Supplemental 401(k) Plan for the benefit of certain executive officers and highly compensated employees, including the named executive officers. The Supplemental 401(k) Plan is an excess benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and a non-qualified deferred compensation plan subject to Section 409A of the Code.

Three categories of employees are eligible to participate in the Supplemental 401(k) Plan. The first category consists of employees whose eligible compensation for the preceding year exceeded the limit under Section 401(a)(17) of the Code for the current year (or, in the case of a newly hired employee, whose eligible compensation for the current year is anticipated to exceed that limit). Those participants may irrevocably elect, prior to the beginning of the year (or, in the case of a newly hired employee, within 30 days after commencing employment), to have from one percent to 60 percent of their eligible compensation that (a) exceeds the limit under Section 401(a)(17) of the Code or (b) would cause their contributions to the 401(k) Plan to exceed the limits under Section 415 of the Code (determined without regard to any election changes under the 401(k) Plan during the year), deferred and credited to the Supplemental 401(k) Plan. Through June 30, 2009, matching credits equal to 100 percent of a participant’s deferral for up to six percent of eligible compensation each pay period were also credited to those participants. As of July 1, 2009 the matching credits were suspended. However, effective January 1, 2010, matching credits equal to 100 percent of a participant’s deferral up to three percent of eligible compensation each pay period were reinstated, and effective April 1, 2010 the matching credits returned to 100 percent of a participant’s deferral up to six percent of eligible compensation each pay period. Those participants who are employed at a level below vice president are also credited with performance credits equal to the performance contributions that would have been made under the 401(k) Plan without regard to the limits of Sections 401(a)(17) and 415 of the Code, reduced by the amount of performance contributions actually made to the 401(k) Plan on their behalf. While employees who are employed at the level of vice president or above, including the named executive officers, are not eligible for performance contributions under the 401(k) Plan, those employees who are participants in the Supplemental 401(k) Plan are also credited with performance credits determined in the same manner as performance contributions under the 401(k) Plan but without regard to the limits of Section 401(a)(17) and 415 of the Code. The 401(k) Plan provides an opportunity for employees to receive up to a six percent performance contribution based upon achievement of financial targets for the year. In 2010, performance contributions were awarded at six percent as a result of the Company’s achieving its maximum EBITDA goals. In 2011, performance contributions were awarded at 1.67 percent as a result of the Company achieving its threshold EBITDA goals.

The second category consists of employees for whom performance contributions under the 401(k) Plan for any year are limited by Sections 401(a)(17) and 415 of the Code. These employees are credited with performance credits for that year equal to the performance contributions that would have been made without regard to those limits, reduced by the amount of performance contributions actually made to the 401(k) Plan on their behalf.

The third category consists of employees who are employed at the level of director or above and are eligible for a long-term incentive award. These employees may be credited with discretionary credits in an amount, if any, determined by the Company.

An amount equal to the deferrals, matching credits, performance credits and discretionary credits by or for each participant is credited to a separate account established for the participant. Each participant’s account is credited with earnings and losses as if it were invested in various investment funds offered under the 401(k) Plan, as directed by the participant. All earnings or losses are based on appreciation or depreciation in the fair market value of the investment funds in which the participant is deemed to have invested his or her accounts and are credited to accounts based on account balances on valuation dates.

Upon a participant’s normal retirement date (which is the date, on or after the date the participant reaches sixty-two years of age, on which the participant’s employment with the Company is terminated), the participant’s accounts become fully vested (if not already fully vested) and are distributed to him or her in a lump sum. Such distribution shall be made on the later of (a) the date which is six months after the participant’s normal retirement date, or (b) January 31 of the calendar year immediately following the calendar year in which the participant’s normal retirement date occurs. In the event a participant’s employment with the Company is terminated prior to his or her normal retirement date, the participant receives the vested portion of his or her account in a lump sum. Upon a participant’s death, his or her account becomes 100 percent vested and nonforfeitable and distributable to his or her beneficiaries in accordance with the Supplemental 401(k) Plan.

A participant’s pre-tax matched account, pre-tax unmatched account, Company pre-tax matching account and performance credit account shall be 100 percent vested and nonforfeitable at all times. The portion of a participant’s discretionary account which shall be vested and nonforfeitable shall be determined in accordance with a separate agreement entered into with the participant. Notwithstanding the foregoing, a participant’s discretionary account shall be 100 percent vested and nonforfeitable upon such participant’s death or normal retirement date. The Supplemental 401(k) Plan is unfunded, and all payments are made from the Company’s general assets. The following table provides details with respect to each named executive officer’s contributions, earnings and withdrawals under the Supplemental 401(k) Plan.

2011 Non-Qualified Deferred Compensation

Name	Executive Contributions in 2011 ($)	Company Contributions in 2011 ($)(1)	Aggregate Earnings in 2011 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of December 31, 2011 ($)(2)
Richard M. Whiting	38,782	46,555	(640)	0	372,835
Mark N. Schroeder	73,426	30,028	21,899	0	481,886
Charles A. Ebetino, Jr.	115,771	32,012	(24,866)	0	512,531
Bennett K. Hatfield	11,250	10,306	67	0	21,622
Robert W. Bennett	9,084	15,542	(538)	0	47,188

(1)	The entire amount reported in this column is included within the amount reported in the All Other Compensation column of the 2011 Summary Compensation Table on page 34 of this Proxy Statement.

(2)	Amounts reported in this column for each named executive officer include amounts reported in the Company’s Summary Compensation Tables in previous years. Amounts previously reported in such years include the Company’s contributions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company has entered into employment agreements with certain of its named executive officers, the terms of which, including the provision of post-termination benefits, as described in detail below, were structured to attract and retain persons believed to be key to Patriot’s success and to be competitive with compensation practices for executives in similar positions at the Company’s peer companies.

The CEO’s employment agreement will extend from day-to-day so that there is at all times remaining a term of three years. Following a termination without cause or resignation for good reason, the CEO would be entitled to a payment equal to (a) three years’ base salary, plus (b) three times the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual annual bonuses the Company paid in respect of the three prior years plus (c) three times six percent of base pay. One-third of this severance payment would be payable in a lump sum on the six-month anniversary of the date of separation from service, with the remainder payable in a lump sum on the first anniversary of separation from service. Upon termination, the CEO would also be entitled to a one-time prorated bonus for the year of termination (based on the Company’s actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days he was employed during the year of termination, and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to other executive officers. He would also be entitled to receive qualified and non-qualified retirement, life insurance, medical and other benefits for three years following termination. If the CEO’s employment is terminated without cause or he resigns for good reason following a change of control, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change of control and would not be forfeited upon subsequent termination of the CEO’s employment. If the CEO’s employment is terminated without cause or he resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement.

Patriot entered into a three-year term employment agreement with Mr. Hatfield effective September 19, 2011, which was amended on February 22, 2012. Following a termination without cause or resignation for good reason, Mr. Hatfield would be entitled to a payment equal to (a) two years’ base salary plus (b) two times the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual bonus the Company paid in respect of the three prior years plus (c) two times six percent of base pay. One-half of this amount would be payable in a lump sum payment on the six-month anniversary of the date of Mr. Hatfield’s separation from service and the remaining one-half would be paid in six equal monthly payments beginning on the seven-month anniversary of the date of Mr. Hatfield’s separation from service. In addition, he would be entitled to a one-time prorated bonus for the year of termination (based on the Company’s actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days Mr. Hatfield was employed during the year of termination, and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to the Company’s other executive officers. He would also be entitled to receive life insurance, medical and other benefits for two years following termination. If Mr. Hatfield’s employment is terminated without cause or he resigns for good reason following a change of control, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change of control and would not be forfeited upon subsequent termination. If Mr. Hatfield’s employment is terminated without cause or he resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement.

The employment agreements for Mr. Ebetino and Mr. Schroeder will extend from day-to-day so that there is at all times a remaining term of one year. Following a termination without cause or resignation for good reason, each would be entitled to a payment equal to (a) one year of base salary, plus (b) the higher of (1) the target annual bonus for the year of termination or (2) the average of the actual annual bonuses the Company paid in respect of the three prior years plus (c) six percent of base pay. One-half of this amount would be payable in a lump sum payment on the six-month anniversary of the date of separation from service and the remaining one-half would be paid in six equal monthly payments beginning on the seven-month anniversary of the date of separation from service. In addition, each would be entitled to a one-time prorated bonus for the year of termination (based on the Company’s actual performance for that year multiplied by a fraction, the numerator of which is the number of calendar days the executive officer was employed during the year of termination, and the denominator of which is the total number of calendar days during that year), payable when bonuses, if any, are paid to the Company’s other executive officers. Each would also be entitled to receive qualified and non-qualified retirement, life insurance, medical and other benefits for one year following termination. If the executive officer’s employment is terminated without cause or he resigns for good reason following a change of control, he would be entitled to all benefits described above, and all outstanding time-vested equity awards would accelerate as a result of the change of control and would not be forfeited upon subsequent termination. If the executive’s employment is terminated without cause or he resigns for good reason absent a change of control, he would be entitled to all benefits described above, but all outstanding unvested equity awards would not accelerate and would be forfeited, unless otherwise stated in a specific agreement.

If the employment of any of the executive officers who has an employment agreement is terminated for cause or he resigns without good reason, the compensation due to him would only include accrued but unpaid salary and payment of accrued and vested benefits and unused vacation time. If the executive officer is terminated due to death or disability, he would be entitled to receive accrued but unpaid salary and payment of accrued and vested benefits and unused vacation time, as well as accelerated vesting on all time-vested equity awards. He also would receive a pro-rated bonus for the year of termination, as described above.

Under each of the above-described employment agreements, Patriot would not be obligated to provide any benefits under tax qualified plans that are not permitted by the terms of each plan or by applicable law or that could jeopardize the plan’s tax status. Continuing benefit coverage would terminate to the extent the executive officer is offered or obtains comparable coverage from any other employer. The employment agreements provide for confidentiality during and following employment, and include noncompetition and nonsolicitation covenants. If the executive officer breaches any of his confidentiality, noncompetition or nonsolicitation covenants, the executive officer will forfeit any unpaid amounts or benefits. To the extent that excise taxes are incurred by Mr. Whiting, Mr. Schroeder or Mr. Ebetino as a result of “excess parachute payments,” as defined by U.S. Treasury regulations, Patriot will pay additional amounts so that the such executive officer would be in the same financial position as if the excise taxes were not incurred.

Under each of the above-described employment agreements, “good reason” is defined as (a) a reduction by Patriot in the executive officer’s base salary, (b) a material reduction in the aggregate program of employee benefits and perquisites to which the executive officer is entitled (other than a reduction that generally affects all executive officers), (c) a material decline in the executive officer’s bonus or long-term incentive award opportunities, (d) the relocation of the executive officer’s primary and/or secondary office by more than 50 miles or (e) any material diminution or material adverse change in the executive officer’s title, duties, responsibilities or reporting relationships.

“Cause” is defined to include (a) any material and uncorrected breach by the named executive officer of the terms of his employment agreement, including but not limited to engaging in disclosure of secret or confidential information, (b) any willful fraud or dishonesty of the named executive officer involving the property or business of the Company, (c) a deliberate or willful refusal or failure to comply with any major corporate policy of the Company which is communicated in writing, or (d) the named executive officer’s conviction of, or plea of no contest to, any felony if such conviction or plea shall result in imprisonment.

A “change of control” is defined as (a) a person (with certain exceptions) becoming the direct or indirect beneficial owner of securities of the Company representing 50 percent or more of the combined voting power of the Company, (b) if, during any period of twelve months, the constitution of Patriot’s Board changes such that individuals who were directors at the beginning of that period, and new directors (other than directors nominated by a person who has entered into an agreement with Patriot that would constitute a “change of control” or by any person who has announced an intention to take or to consider taking actions which if consummated would constitute a “change of control”) whose election by Patriot’s Board or nomination for election by the Company’s stockholders was approved by a vote of the Company’s stockholders or at least three-fourths of Patriot’s directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease to constitute a majority of Patriot’s Board, (c) the consummation of any merger, consolidation, plan of amalgamation, reorganization or similar transaction or series of transactions in which the Company is involved, unless the stockholders of the Company immediately prior thereto continue to own more than 50 percent of the combined voting power of the Company or the surviving entity in substantially the same proportions, or (d) the consummation of a sale or disposition by the Company of all or substantially all of its assets (with certain exceptions).

The tables below reflect the amount of compensation that would have been payable to each of the named executive officers in the event of termination of such named executive officer’s employment pursuant to the terms of applicable employment agreements and long-term incentive award agreements. The amount of compensation payable to each named executive officer upon Retirement, Death or Disability, Involuntary Termination “Without Cause” or “For Good Reason,” and Involuntary Termination as a Result of Change of Control is shown below. The amounts shown assume that termination was effective as of December 31, 2011, and are estimates of the amounts that would have been paid to the named executive officers upon termination. The actual amounts that would be payable can be determined only at the time of the named executive officer’s termination. The Company has not included below any accrued but unpaid salary or payment of accrued and vested benefits and unused vacation time, as those amounts would be paid in the event of termination of employment for any reason. The tables below also do not include the performance-based restricted stock units awarded to Mr. Whiting, Mr. Schroeder and Mr. Ebetino which, as described on page 31 of this Proxy Statement, vested on December 31, 2011, but were not paid until the first quarter of 2012.

Estimated Incremental Value Upon Termination

Name	Retirement ($)		Death or Disability ($)(1)	Involuntary Termination “Without Cause” or “For Good Reason” ($)(2)	Involuntary Termination as a Result of Change in Control ($)(3)
Richard M. Whiting	939,038	(4)	3,732,437	6,692,790	8,622,466
Mark N. Schroeder	0		1,285,897	1,564,855	2,206,272
Charles A. Ebetino, Jr.	571,300	(4)	1,505,982	1,951,141	2,634,498
Bennett K. Hatfield	0		600,663	2,832,701	3,104,189
Robert W. Bennett	0		969,676	71,592	616,227

(1)	For each named executive officer, compensation payable upon Death or Disability would include (a) prorated annual incentive for year of death or disability, (b) 100 percent payment of the time-vested and performance-based portion of outstanding restricted stock units (other than the performance-based restricted stock units granted in 2007, which are subject to forfeiture by the holder if the holder terminates employment for any reason prior to the vesting of the units), and (c) the value the named executive officer could realize as a result of the accelerated vesting of any unvested stock option awards and restricted stock, per the terms of the named executive officer’s grant agreement. For purposes of this table, the prorated annual incentive was equal to 100 percent of the non-equity incentive plan compensation, as shown in the 2011 Summary Compensation Table on page 34 of this Proxy Statement. Amounts do not include life insurance payments in the case of death. The value of any equity-based component is calculated based on the closing market price per share of the Company’s Common Stock on December 31, 2011, $8.47.

(2)	For Mr. Whiting, the compensation payable would include (a) severance payments of three times base salary, (b) a payment equal to three times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, (c) prorated annual incentive for year of termination, (d) three times six percent of base pay, (e) continuation of benefits for three years, and (f) pro-rata portion of the 2009 grants of stock options and the 2010 and 2011 grants of performance-based restricted stock units, stock options and restricted stock.

For Mr. Hatfield, the compensation payable would include (a) severance payments of two times base salary, (b) a payment equal to two times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, (c) prorated annual incentive for year of termination, (d) two times six percent of base pay, (e) continuation of benefits for two years, and (f) pro-rata portion of the 2011 grant of stock options and restricted stock.

For Mr. Schroeder and Mr. Ebetino, the compensation payable would include (a) severance payments of one times base salary, (b) a payment equal to one times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, (c) prorated annual incentive for year of termination, (d) six percent of base pay, (e) continuation of benefits for one year, and (f) pro-rata portion of the 2009 grants of stock options and the 2010 and 2011 grants of performance-based restricted stock units, stock options and restricted stock.

For Mr. Bennett, the compensation payable would include pro-rata portion of the 2010 and 2011 grant of performance-based restricted stock units, restricted stock and stock options.

(3)	Reflects total estimate of compensation payable as a result of both a change of control and a termination of employment, as detailed in the Estimated Current Value of Change of Control Benefits table set forth below. This includes the value of accelerated vesting of stock options, restricted stock, time-based restricted stock units and performance-based restricted stock units (other than the performance-based restricted stock units granted in 2007, which are subject to forfeiture by the holder if the holder terminates employment for any reason prior to the vesting of the units).

(4)	Mr. Whiting and Mr. Ebetino were eligible for retirement (age 55, with 5 years of service) as of December 31, 2011. The compensation payable would include a pro-rated annual incentive for the assumed year of retirement.

The named executive officers would be entitled to receive certain benefits upon termination following a change of control of the Company under the terms of their individual employment agreements and long-term incentive award agreements. The actual value of these benefits would be known only if and when they become eligible for payment. The following table provides an estimate of the value that would have been payable to each named executive officer assuming termination following a change of control of the Company had occurred on December 31, 2011. Based on the estimates and assumptions employed, no excise tax gross up would be required.

Estimated Current Value of Change of Control Benefits

	Severance Amount ($)(1)	Estimated Tax Gross Up ($)(2)	Accelerated Vesting of Unvested LTIP Awards ($)(3)			Total ($)
Name			Restricted Stock	Stock Options	Restricted Stock Units
Richard M. Whiting	5,829,067	0	514,315	318,846	1,960,238	8,622,466
Mark N. Schroeder	1,345,339	0	170,128	81,626	609,179	2,206,272
Charles A. Ebetino, Jr.	1,699,816	0	244,614	81,626	608,442	2,634,498
Bennett K. Hatfield	2,696,977	N/A	407,212	0	0	3,104,189
Robert W. Bennett	0	N/A	380,532	0	235,695	616,227

(1)	For Mr. Whiting, the compensation payable would include (a) severance payments of three times base salary, (b) a payment equal to three times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, (c) prorated annual incentive for year of termination, (d) three times six percent of base pay, and (e) continuation of benefits for three years.

For Mr. Hatfield, the compensation payable would include (a) severance payments of two times base salary, (b) a payment equal to two times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, (c) prorated annual incentive for year of termination, (d) two times six percent of base pay, and (e) continuation of benefits for two years.

For Mr. Schroeder and Mr. Ebetino, the compensation payable would include (a) severance payments of one times base salary, (b) a payment equal to one times the higher of (1) the target annual incentive or (2) the average of the actual annual incentives paid in the three prior years, (c) prorated annual incentive for year of termination, (d) six percent of base pay, and (e) continuation of benefits for one year.

(2)	Although Mr. Whiting, Mr. Schroeder and Mr. Ebetino are entitled to be indemnified (grossed up) for excise tax payable in connection with payments received upon a change of control of the Company, under the assumptions used to compare the payments, none of the named executive officers would incur any excise tax.

(3)	Reflects the value a named executive officer could realize as a result of the accelerated vesting of any unvested equity awards (based on the stock price on the last business day of 2011, $8.47 or, in the case of “in the money” stock options as of the last day of 2011, the difference between the exercise price of the options and the stock price on the last day of 2011, $8.47, multiplied by the number of shares underlying the accelerated options).

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

The Compensation Committee reviews, on at least an annual basis, the Company’s compensation policies and practices for its employees as they relate to risk management. The Compensation Committee’s assessment covers each material element of executive and non-executive employee compensation. The Compensation Committee has determined that such policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has focused on aligning the Company’s compensation policies with the Company’s long-term interests and avoiding short-term rewards for management decisions that could pose undue long-term risks to the Company. Examples of such practices include the following:

•

The compensation of the Company’s executive officers is focused on long-term performance. For example, approximately 61 percent of the Company’s CEO’s total target compensation in 2011 consisted of long-term equity awards.

•

Equity awards typically vest over a period of three years. This vesting period encourages the Company’s executive officers to focus on sustaining the Company’s long-term performance. These grants are also made annually, so executive officers always have unvested awards which could decrease significantly in value if the Company’s business is not managed for the long term.

•	Annual incentive awards are based on a variety of performance and other indicators, thus diversifying the risk associated with any single indicator.

•	Several of the indicators used to determine annual incentive awards emphasize the long-term success of the Company (e.g., safety and environmental).

•	The Company’s stock ownership guidelines require executive officers to hold a certain amount of Company stock, thereby further aligning their interests with stockholders over the long term.

•	Awards to executive officers are subject to the Company’s clawback policy, as described on page 27.

DIRECTOR COMPENSATION

Compensation of non-employee Directors is comprised of cash compensation, consisting of annual retainer and committee fees, and equity compensation, consisting of deferred stock units. Each of these components is described in more detail below.

Annual Board/Committee Fees

With the exception of Mr. Engelhardt, Chairman of the Board, eligible non-employee Directors receive an annual cash retainer of $60,000. Mr. Engelhardt receives an annual cash retainer of $95,000. Non-employee Directors who serve on more than one committee receive an additional annual $10,000 cash retainer. The Audit Committee Chairperson receives an additional annual $15,000 cash retainer, and the other Audit Committee members receive additional annual $5,000 cash retainers. The Chairs of the Compensation, Finance and Nominating & Governance Committees each receive an additional annual $10,000 cash retainer.

The Company pays travel and accommodation expenses of Directors to attend meetings, other corporate functions and director education programs. Directors do not receive meeting attendance fees.

Annual Equity Compensation

Non-employee Directors of the Company receive an initial award of deferred stock units valued at $75,000 upon joining the Board. Non-employee Directors also receive an annual award of deferred stock units. In 2011, Mr. Engelhardt received an award valued at $120,000 and all other non-employee Directors received an award valued at $80,000.

The deferred stock units vest on the first anniversary of the grant date and will be settled in Common Stock upon the later of the third anniversary of the grant date or a distribution date specified by the Director. In the event of a change of control of Patriot (as defined in Patriot’s Long-Term Equity Incentive Plan, as amended), all restrictions related to the deferred stock units will immediately lapse. The deferred stock units also fully vest in the event of death or disability or upon termination of service without cause with consent of the Board.

Director Compensation in 2011

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)		Total ($)
Irl F. Engelhardt (Chairman)	131,250	119,993		251,243
J. Joe Adorjan	75,000	80,002		155,002
B. R. Brown	70,000	80,002		150,002
Michael P. Johnson	80,000	80,002		160,002
Janiece M. Longoria	87,500	154,987	(4)	242,487
John E. Lushefski	85,000	80,002		165,002
Michael M. Scharf	85,000	80,002		165,002
Robert O. Viets	85,000	80,002		165,002

(1)	The Company pays Director fees in advance on a quarterly basis. Because Mr. Engelhardt was an employee of the Company in 2010 and was therefore not eligible to receive Director fees until January 1, 2011, the Company paid Mr. Engelhardt his first quarter 2011 Director fees in the amount of $26,250 in the first quarter of 2011 rather than in advance in the fourth quarter of 2010. Similarly, because Ms. Longoria did not join the Board until January 2011, the Company paid Ms. Longoria her first quarter 2011 Director fees in the amount of $17,500 in the first quarter of 2011. This column reflects, for all Directors, Director fees paid for the second quarter of 2011, the third quarter of 2011, the fourth quarter of 2011 and in advance for the first quarter of 2012. Except for Mr. Engelhardt and Ms. Longoria, fees earned for Director service for the first quarter of 2011 were paid in the fourth quarter of 2010 and are reflected in the Director Compensation Table in 2010 in the Company’s 2011 Proxy Statement.

(2)	The value of the deferred stock units shown above is the aggregate grant date fair value. The grant date fair value for deferred stock units determined under FASB ASC Topic 718 for financial reporting purposes was $119,993 for Mr. Engelhardt, $154,987 for Ms. Longoria and $80,002 for all other Directors for 2011 grants, which value equaled the fair market value of the underlying shares on the grant date. A discussion of the relevant fair value assumptions for other equity awards granted in 2011 is set forth in Note 26 of the Company’s consolidated financial statements on pages F-40 through F-43 of the Annual Report on Form 10-K for the year ended December 31, 2011. The Company cautions that the amount ultimately realized by the non-employee Directors from the deferred stock unit awards will likely vary based on a number of factors, including the Company’s actual operating performance, stock price fluctuations and the timing of sales.

(3)	As of December 31, 2011, the aggregate number of deferred stock units (whether vested or unvested) which have not been settled in Common Stock held by each non-employee Director was as follows: Mr. Adorjan, 7,698; Mr. Brown, 17,626; Mr. Engelhardt, 5,911; Mr. Johnson, 7,698; Ms. Longoria, 6,252; Mr. Lushefski, 17,626; Mr. Scharf, 17,626; and Mr. Viets, 7,698.

(4)	Includes an award of deferred stock units valued at $75,000 made in connection with Ms. Longoria joining the Board in 2011.

Director Stock Ownership

Under the Company’s share ownership guidelines for Directors, non-employee Directors are encouraged to acquire and retain Company stock having a value equal to at least three times their annual retainer. Such Directors are encouraged to meet these ownership levels within three years after joining the Board.

The following table summarizes the non-employee Director ownership of Company Common Stock as of March 15, 2012.

Name	Share Ownership (#)(1)	Share Ownership ($)(2)	Ownership Guidelines, Relative to Annual Retainer (3)	Ownership Relative to Annual Retainer (4)
Irl F. Engelhardt (Chairman)	463,820	3,042,659	3x	32.03x
J. Joe Adorjan	46,856	307,375	3x	5.12x
B. R. Brown	47,294	310,249	3x	5.17x
Michael P. Johnson	29,182	191,434	3x	3.19x
Janiece M. Longoria	16,014	105,052	3x	1.75x
John E. Lushefski	35,856	235,215	3x	3.92x
Michael M. Scharf	38,856	254,895	3x	4.25x
Robert O. Viets	47,521	311,738	3x	5.20x

(1)	Includes shares acquired through open market purchases, deferred stock units (whether settled in Common Stock or not), and, in the case of Mr. Brown and Mr. Engelhardt, shares acquired in connection with the spin-off. Also includes, in the case of Mr. Viets, 820 shares held by Mr. Viets’ spouse.

(2)	Value is calculated based on the closing market price per share of the Company’s Common Stock on March 15, 2012, $6.56.

(3)	For 2011, the base annual retainer was $95,000 for Mr. Engelhardt and $60,000 for all other Directors.

(4)	Represents current ownership, shown as a multiple of the base annual retainer of $95,000 for Mr. Engelhardt and $60,000 for all other Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for Approval of Related Party Transactions

The Nominating & Governance Committee is responsible for reviewing and approving all transactions between the Company and certain “related persons,” such as its executive officers, Directors and owners of more than five percent of the Company’s voting securities and their family members in accordance with the Company’s written policy. Such transactions are generally reviewed before entry into the related party transaction. In addition, if any of the Company’s specified executive officers or Directors becomes aware of a related party transaction that has not been previously approved or ratified, such related party transaction will be promptly submitted thereafter to the Nominating & Governance Committee for its review. In reviewing a transaction, the Nominating & Governance Committee considers the relevant facts and circumstances, including the benefits to the Company, any impact on Director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related party transactions that are determined to be in (or not inconsistent with) the best interests of the Company and its stockholders are permitted to be approved. No member of the Nominating & Governance Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on the Company’s website (www.patriotcoal.com) by clicking on “Investors,” then “Corporate Governance,” and then “Related Party Transactions” and is available in print to any stockholder, without charge, upon request. Information on our website is not considered part of this Proxy Statement.

Certain Business Relationships and Related Party Transactions

There were no transactions from January 1, 2011 through the date of this Proxy Statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors or executive officers or any of their immediate family members, or any beneficial holder of more than five percent of the Company’s Common Stock, either had or will have a direct or indirect material interest.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and the Board is asking stockholders to ratify that selection. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Board considers the selection of an independent registered public accounting firm to be an important matter of stockholder concern. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the Company’s stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders. For additional information regarding the Company’s relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” on page 14 of this Proxy Statement and “Fees Paid to Independent Registered Public Accounting Firm” on page 15 of this Proxy Statement.

The Board recommends that you vote “For” Item 2, which ratifies the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION (ITEM 3)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the stockholders of Patriot are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on Patriot or the Board.

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions.

We urge stockholders to read the “Compensation Discussion and Analysis,” which describes in more detail how our executive compensation philosophy and objectives operate, as well as the 2011 Summary Compensation Table and related compensation tables which provide detailed information on the compensation of our named executive officers.

The Compensation Committee and the Board believe that the Company’s compensation program has been structured to implement the Company’s compensation philosophy of (1) paying for performance by linking compensation to the achievement of the Company’s short- and long-term strategic goals, (2) maximizing stockholder value by aligning employee interests with the long-term interests of the Company’s stockholders in the overall success of the Company and (3) attracting, retaining and motivating a talented team of executives. For example:

•	We provide a significant part of executive compensation in the form of at-risk annual incentive compensation.

•	A substantial portion of long-term incentive opportunities are based on TSR, a metric closely correlated with achieving long-term stockholder value.

•

We provide a mix of short-term and long-term and cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages, motivating our executives without fostering excessive risk-taking and linking executive officer compensation to the creation of long-term stockholder value.

Patriot also has several governance programs in place to align executive officer compensation with stockholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, limited perquisites, use of tally sheets and a clawback policy.

The Compensation Committee and the Board believe that the Company’s executive compensation program for the named executive officers was instrumental in helping the Company achieve key results for 2011, including:

•	Revenues of $2.4 billion, an increase of $367 million over 2010 revenues.

•

EBITDA of $176.7 million, an increase of $34.9 million over 2010 EBITDA. A reconciliation of 2011 actual EBITDA to GAAP financial measures is set forth on page F-38 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

•	Record safety results, marking our fifth consecutive year decline in our accident rate since becoming a public company.

•	Stellar environmental incidence rates under SMCRA, expressed in terms of VPID.

The advisory vote regarding the compensation of the named executive officers described in this Item 3 will be approved if the proposal receives the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting. Abstentions will have the effect of a vote against the item.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Patriot Coal Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.

The Board recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

If you wish to submit a proposal for inclusion in next year’s proxy statement and proxy, we must receive the proposal on or before the close of business on December 4, 2012, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to the Corporate Secretary at Patriot Coal Corporation, 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141.

Under the Company’s bylaws, if you wish to nominate a Director or bring other business before the stockholders at the 2013 annual meeting without having your proposal included in next year’s proxy statement:

•

You must notify the Corporate Secretary in writing at the address set forth above between January 10, 2013 and February 9, 2013; however, if the Company advances the date of the meeting by more than 20 days or delays the date by more than 70 days, from May 10, 2013, then such notice must be received not earlier than 120 days before the date of the meeting and not later than the close of business on the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

•

Your notice must contain the specific information required by the Company’s bylaws regarding the proposal or nominee, including, but not limited to: name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of the Company’s bylaws, without charge, by writing to the Corporate Secretary at the address set forth above or by accessing the Company’s website (www.patriotcoal.com) and clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from other applicable requirements a stockholder must meet to have a proposal included in the Company’s proxy statement.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials by delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares and we will deliver those documents to you promptly upon receiving the request. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

Registered holders may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that they do or do not wish to participate in householding, by sending a written request to the Corporate Secretary at 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141 or by calling (314) 275-3600.

Additional Filings

The Company’s Forms 10-K, 10-Q and 8-K and all amendments to those reports are available, without charge, through the Company’s website on the internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at the Company’s website (www.patriotcoal.com) by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the “Report of the Audit Committee” on page 14 and the “Report of the Compensation Committee” on page 33 shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Costs of Solicitation

The Company is paying the cost of preparing, printing and mailing these proxy materials. The Company has engaged Georgeson Inc. to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $7,500, plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by employees of the Company without additional compensation, as well as by employees of Georgeson. The Company will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board is not aware of any matters requiring stockholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting of Stockholders. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

The Company will provide to any stockholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the SEC. Any such request should be directed to Patriot Coal Corporation, Investor Relations, 12312 Olive Boulevard, Suite 400, Saint Louis, Missouri 63141; telephone (314) 275-3600; or at jorf@patriotcoal.com.

Jacquelyn A. Jones
Vice President — Associate General Counsel
and Corporate Secretary

PATRIOT COAL CORPORATION

Annual Meeting of Stockholders

Thursday, May 10, 2012, 10:00 A.M. CST

Donald Danforth Plant Science Center

975 North Warson Road

Saint Louis, Missouri 63132

If you plan to attend the 2012 Annual Meeting of Stockholders of Patriot Coal Corporation, please detach this Admission Card and bring it with you to the meeting. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Patriot Coal Corporation Common Stock as of March 15, 2012, the record date for the Annual Meeting.

When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this card to one of the attendants at the registration desk.

If you do not bring this Admission Card and your shares are registered in your own name, you will need to present a photo I.D. at the registration desk. If your shares are registered in the name of your broker, you will be required to submit other satisfactory evidence of ownership (such as a brokerage statement reflecting your beneficial ownership on the record date) and a photo I.D. before being admitted to the meeting.

Stockholder Name:

PROXY

PATRIOT COAL CORPORATION

Proxy/Voting Instruction Card for Annual Meeting of Stockholders to be held on May 10, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard M. Whiting, Mark N. Schroeder and Joseph W. Bean, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Patriot Coal Corporation (Patriot) to be held on May 10, 2012 at the Donald Danforth Plant Science Center, 975 North Warson Road, Saint Louis, Missouri 63132 at 10:00 A.M. Central Time. The undersigned hereby further authorizes such proxies to vote in their discretion with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

If the undersigned is a participant in the Patriot 401(k) Retirement Plan, this proxy/voting instruction card also provides voting instructions to the trustee of such plan to vote at the Annual Meeting, and any adjournments or postponements thereof, as specified on the reverse side hereof. If the undersigned is a participant in this plan and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan.

The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the stockholder. In the absence of such indication, such shares will be voted FOR the election of all the director nominees listed in Item 1, or any other person selected by the Board if any nominee is unable to serve; FOR ratification of Ernst & Young LLP as Patriot’s independent registered public accounting firm for 2012 (Item 2); and FOR approval of the compensation of the named executive officers as disclosed in the Patriot Proxy Statement (Item 3). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

IMPORTANT - This proxy/voting instruction card must be signed and dated on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PATRIOT COAL CORPORATION

May 10, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15604

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

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THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees: (see Board recommendation below):				2. Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	B. R. Brown Irl F. Engelhardt John E. Lushefski		RECOMMENDATION: The Board recommends voting “FOR” the above proposal.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3. Approval of the compensation of the named executive officers as disclosed in the Patriot Coal Corporation Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)			RECOMMENDATION: The Board recommends voting “FOR” the above proposal.
RECOMMENDATION: The Board recommends voting “FOR” all Nominees.				If you vote over the Internet or by telephone, please do not mail your card.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF

PATRIOT COAL CORPORATION

May 10, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Except as otherwise provided in the Patriot Coal Corporation Proxy Statement, vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15604
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

■

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees: (see Board recommendation below):				2. Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	B. R. Brown Irl F. Engelhardt John E. Lushefski		RECOMMENDATION: The Board recommends voting “FOR” the above proposal.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3. Approval of the compensation of the named executive officers as disclosed in the Patriot Coal Corporation Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)			RECOMMENDATION: The Board recommends voting “FOR” the above proposal.
RECOMMENDATION: The Board recommends voting “FOR” all Nominees.				If you vote over the Internet or by telephone, please do not mail your card.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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